UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cott Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cott Corporation 6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 (905) 672-1900
5519 West Idlewild Avenue Tampa, Florida, United States 33634 (813) 313-1800

March 30, 2012

Dear Shareowners:

We are pleased to invite you to attend our annual meeting of shareowners, which will be held at the Toronto Marriott Airport Hotel, Salon F, 901 Dixon Road, Toronto, Ontario, Canada at 8:30 a.m. (Toronto time) on Tuesday, May 1, 2012. At this meeting, you will have the opportunity to meet our directors and members of our senior management team, learn more about our Company and our plans for the future, and receive our financial results for the 2011 fiscal year.

The notice of meeting and circular that accompany this letter describe the business to be conducted at the meeting.

Even if you cannot attend the meeting, it is important that your shares be represented and voted by using the enclosed form of proxy. We encourage you to read the circular and vote as soon as possible. We look forward to your participation.

Sincerely,

JERRY FOWDEN

Chief Executive Officer

Cott Corporation

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of Cott Corporation (“Cott”) will be held

on:	Tuesday, May 1, 2012

at:	8:30 a.m. (local time in Toronto)

at the:	Toronto Marriott Airport Hotel, Salon F, 901 Dixon Road, Toronto, Ontario, Canada

to:	• receive the financial statements for the year ended December 31, 2011 and the report on those statements by Cott’s independent registered certified public accounting firm,

• elect directors,

• approve the appointment of Cott’s independent registered certified public accounting firm,

• hold a non-binding advisory vote on executive compensation, and

• transact any other business that properly may be brought before the meeting and any adjournment of the meeting.

Pursuant to rules promulgated by the United States Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy. Our proxy materials are also available on the Internet. This proxy circular is available on our website at http://www.cott.com/for-investors/financial-information/proxy-statement, which does not have “cookies” that identify visitors.

By order of the board of directors

Marni Morgan Poe

Vice President, General Counsel and Secretary

Tampa, Florida, U.S.A.

March 30, 2012

YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 5:00 P.M. TORONTO TIME ON APRIL 27, 2012 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE INVESTOR SERVICES INC., 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS 1-866-249-7775 or (416) 263-9524.

Cott Corporation

Annual Meeting of Shareowners

THIS BOOKLET EXPLAINS:

•	details of the matters to be voted upon at the meeting, and

•	how to exercise your right to vote even if you cannot attend the meeting.

THIS BOOKLET CONTAINS:

•	the notice of the meeting,

•	the proxy circular for the meeting, and

•	a proxy form that you may use to vote your shares without attending the meeting.

REGISTERED SHAREOWNERS

A form of proxy is enclosed with this booklet. This form may be used to vote your shares if you are unable to attend the meeting in person. Instructions on how to vote using this form are found starting on page 1 of this proxy circular.

NON-REGISTERED BENEFICIAL SHAREOWNERS

If your shares are held on your behalf or for your account by a broker, securities dealer, bank, trust company or other intermediary, you will not be able to vote unless you carefully follow the instructions provided by your intermediary.

The accompanying circular and form of proxy are furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors for use at the annual meeting of shareowners to be held on Tuesday, May 1, 2012 and any continuation of the meeting after an adjournment of such meeting.

AVAILABILITY OF FINANCIAL INFORMATION

If you are a shareowner and wish to receive (or continue to receive) our quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the United States Securities and Exchange Commission at www.sec.gov.

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Cott Corporation

Proxy Circular

GENERAL INFORMATION

This proxy circular is furnished in connection with the solicitation of proxies by or on behalf of management and the board of directors of Cott Corporation (“Cott” or the “Company”) for use at the annual meeting of shareowners that is to be held at the time and place, and for the purposes, described in the accompanying notice of the meeting and any continuation of the meeting after an adjournment of such meeting.

All dollar amounts are in United States dollars unless otherwise stated. All information contained in this proxy circular is as of March 20, 2012, unless otherwise indicated. Our fiscal year ends on the Saturday closest to December 31 of each year. In this proxy circular, therefore, references to the year 2009 are to the fiscal year ended January 2, 2010, references to the year 2010 are to the fiscal year ended January 1, 2011, and references to the year 2011 are to the fiscal year ended December 31, 2011.

We are mailing the notice of meeting, this proxy circular, and the form of proxy to our shareowners on or about March 30, 2012.

VOTING AT THE MEETING

Who Can Vote

March 20, 2012 is the record date to determine shareowners who are entitled to receive notice of the meeting. Shareowners at the close of business on that date will be entitled to vote at the meeting. As at the record date, 95,101,230 common shares were outstanding. Each common share entitles the holder to one vote on all matters presented at the meeting.

Voting By Registered Shareowners

The following instructions are for registered shareowners only. If you are a non-registered beneficial shareowner, please follow your intermediary’s instructions on how to vote your shares. See below under “Voting By Non-Registered Beneficial Shareowners.”

Voting in Person

Registered shareowners who attend the meeting may vote the shares registered in their name on resolutions put before the meeting. If you are a registered holder who will attend and vote in person at the meeting, you do not need to complete or return the form of proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the meeting. Whether or not you plan to attend the annual meeting of shareowners, you are requested to complete and promptly return the enclosed proxy.

Voting by Proxy

If you are a registered shareowner but do not plan to attend the meeting in person, there are four ways that you can vote your proxy:

Mail: You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare no later than 5:00 p.m. local time in Toronto on April 27, 2012, or the last business day prior to any postponed or adjourned meeting, by mail to 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1 using the envelope provided.

Fax: You may vote by completing, dating and signing the enclosed form of proxy and faxing it to Computershare at 1-866-249-7775 (toll free within Canada and the United States) or 1-416-263-9524 (outside Canada and the United States) no later than 5:00 p.m. local time in Toronto on April 27, 2012 or the last business day prior to any postponed or adjourned meeting.

Internet: You may vote over the Internet by accessing www.investorvote.com and following the proxy login and voting procedures described for the meeting. The enclosed form of proxy contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 5:00 p.m. local time in Toronto on April 27, 2012 or the last business day prior to any postponed or adjourned meeting.

The Internet voting procedure, which complies with Canadian law, is designed to authenticate shareowners’ identities, to allow shareowners to vote their shares and to confirm that shareowners’ votes have been recorded properly. Shareowners voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareowners. Also, please be aware that Cott is not involved in the operation of the Internet voting procedure and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccurate, erroneous or incomplete information that may appear.

Other: If you have not availed yourself of any of the foregoing voting procedures by 5:00 p.m. local time in Toronto on April 27, 2012 or the last business day prior to any postponed or adjourned meeting but still wish to vote by proxy, you may vote by (i) completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Secretary at (813) 881-1923, or (ii) having the person you have chosen as your proxy deliver it in person to our Secretary, in each case so that it is received prior to the commencement of the meeting or any postponed or adjourned meeting.

What Is a Proxy?

A proxy is a document that authorizes another person to attend the meeting and cast votes on behalf of a registered shareowner at the meeting. If you are a registered shareowner, you can use the accompanying proxy form. You may also use any other legal form of proxy.

How do You Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the meeting. The persons named in the enclosed form of proxy are directors or officers of Cott. You may choose those individuals or any other person to be your proxyholder. Your proxyholder does not have to be a shareowner of Cott. If you want to authorize a director or officer of Cott who is named on the enclosed proxy form as your proxyholder, please leave the line near the top of the proxy form blank, as their names are pre-printed on the form. If you want to authorize another person as your proxyholder, fill in that person’s name in the blank space located near the top of the enclosed proxy form.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the meeting, including any continuation of the meeting if it is adjourned.

How Will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue, your proxyholder must cast your votes as instructed. By checking “WITHHOLD” on the proxy form, you will be abstaining from voting.

If you do NOT mark on the proxy how you want to vote on a particular matter, your proxyholder is entitled to vote your shares as he or she sees fit. If your proxy does not specify how to vote on any particular matter, and if you have authorized a director or officer of Cott to act as your proxyholder, your shares will be voted at the meeting:

•	FOR the election of the nominees named in this proxy circular as directors,

•	FOR the approval of the appointment of PricewaterhouseCoopers LLP as Cott’s independent registered certified public accounting firm, and

•

FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 18 (commonly referred to as “say-on-pay”).

For more information on these matters, please see “Election of Directors,” beginning on page 8 “Independent Registered Certified Public Accounting Firm—Approval of Appointment of Independent Registered Certified Public Accounting Firm” on page 58, and “Advisory Vote on Executive Compensation” on page 61.

If any amendments are proposed to these matters, or if any other matters properly arise at the meeting, your proxyholder can generally vote your shares as he or she sees fit. The notice of the meeting sets out all the matters to be presented at the meeting that are known to management as of March 20, 2012.

How do You Revoke Your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date (or voting via the Internet at a later date) or by attending the meeting and voting in person. You may send a written notice to our Secretary to the following address: 5519 West Idlewild Avenue, Tampa, Florida U.S.A. 33634.

This revocation must be received by our Secretary before the meeting (or before the date of the reconvened meeting if it is adjourned), or in any other way permitted by law.

If you revoke your proxy and do not replace it with another form of proxy that is properly deposited, you may still vote shares registered in your name in person at the meeting.

Voting By Non-Registered Beneficial Shareowners

If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered beneficial shareowner (as opposed to a registered shareowner). Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our non-registered beneficial shareowners. Intermediaries often use a service company (such as Computershare or Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial shareowners. If you are a non-registered beneficial shareowner, you can vote your common shares by proxy, by following the instructions your intermediary provides to you, through your intermediary or at the meeting. As a non-registered beneficial shareowner, while you are invited to attend the meeting, you will not be entitled to vote at the meeting unless you make the necessary arrangements with your intermediary to do so.

Voting in Person

A non-registered beneficial shareowner who received a voting instruction form from the intermediary and who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf) should strike out the proxyholders named in the voting instruction form and insert the beneficial shareowner’s (or such other person’s) name in the blank space provided or follow the corresponding instructions provided by the intermediary.

Voting by Proxy through Intermediary

Internet: If your intermediary is registered with Computershare or Broadridge, both of which we have retained to manage beneficial shareowner Internet voting, you may vote over the Internet by following the proxy login and voting instructions on your voting instruction form.

Through Intermediary: A beneficial shareowner who does not vote via the Internet will be given a voting instruction form or other document by his or her intermediary that must be submitted by the beneficial shareowner in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareowner may be given a form of proxy that has been signed by the intermediary and is restricted to the number of shares owned by the beneficial shareowner but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareowner. In this case, you can complete the form of proxy and vote by mail or facsimile only in the same manner as described above under “Voting by Registered Shareowners—Voting by Proxy.”

In all cases, beneficial shareowners should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareowner with respect to the voting of certain shares, or because under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting.

Confidentiality of Vote

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest,

•	the proxy contains comments clearly intended for management, or

•	it is necessary to determine a proxy’s validity or to enable management and/or the board of directors to meet their legal obligations to shareowners or to discharge their legal duties to Cott.

Quorum

The annual meeting requires a quorum, which for this meeting means:

•	at least two persons personally present, each being a shareowner entitled to vote at the meeting or a duly appointed proxy for an absent shareowner so entitled, and

•	persons owning or representing not less than a majority of the total number of our shares entitled to vote.

Vote Counting Rules

All matters that are scheduled to be voted upon at the meeting, other than as set out below, are ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes: if more than half of the votes that are cast are cast in favor, the resolution passes. Directors are elected by a plurality vote, whereby the 11 nominees who receive the highest vote totals will be elected as directors. Cumulative voting in the election of directors is not permitted. The approval of Cott’s independent registered certified public accounting firm must be approved by ordinary resolution of the shareowners. Due to the non-binding advisory nature of the matter to be voted upon in respect of the compensation of Cott’s executive officers, there is no minimum vote requirement for the proposal. However, the matter will be considered to have passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting.

Proxies may be marked “FOR,” “AGAINST” or “WITHHOLD/ABSTAIN.” Abstentions/withholding and broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Cott. In addition, Cott may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter or facsimile. We have hired MacKenzie Partners, Inc., a professional soliciting organization, to assist us in conducting bank and broker searches, distributing proxy solicitation materials and responding to information requests from shareowners with respect to the materials. For these services, MacKenzie Partners, Inc. will be paid a fee of $12,000, plus limited reimbursement for out-of-pocket expenses.

Say-on-Pay and Say-on-Frequency Results

At the 2011 annual meeting of shareowners, we solicited from our shareowners an advisory vote on the compensation of our named executive officers. The shareowners voted to approve, on an advisory basis, the compensation of our named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, set forth in our 2011 annual meeting proxy circular. The vote was 57,765,702 shares “For” (84.15% of the shares voted), 10,862,031 shares “Against” (15.82% of the shares voted), and 17,830 shares “Withheld” (0.03% of the shares voted).

The Human Resources and Compensation Committee of Cott’s board of directors (the “Compensation Committee”) took into account the result of the shareowner vote in determining executive compensation policies and decisions since the 2011 annual meeting of shareowners. The Compensation Committee viewed the vote as an expression of the shareowners’ general satisfaction with our current executive compensation programs. While the Compensation Committee considered the outcome of the advisory vote in determining to continue our executive compensation programs for fiscal 2012, decisions regarding incremental changes in individual compensation were made in consideration of the factors described in the Compensation Discussion and Analysis on page 18.

Consistent with our shareowners’ preference expressed in voting at the 2011 annual meeting of shareowners, the board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2017 annual meeting of shareowners.

Please Complete Your Proxy

Our management, with the support of the board of directors, requests that you fill out your proxy to ensure your votes are cast at the meeting. This solicitation of your proxy (your vote) is made on behalf of management and the board of directors.

PROCEDURE FOR CONSIDERING SHAREOWNER PROPOSALS

If you want to propose any matter for a vote by shareowners at our 2013 annual meeting, you must send your proposal to our Vice President, General Counsel and Secretary. In order for your proposal to be considered for inclusion in our 2013 proxy circular, it must be received by our Vice President, General Counsel and Secretary no later than November 30, 2012 at Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634.

PRINCIPAL SHAREOWNERS

We are not aware of any person who, as of March 20, 2012, beneficially owned or exercised control or direction over more than 5% of our common shares except as set forth below:

Name	Nature of Ownership or Control	Number of Shares	Percentage of Class
Valinor Management, LLC(1) 510 Madison Avenue, 25th Floor New York, New York 10022	Beneficial ownership	8,574,231	9.03%
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	Beneficial ownership	8,364,625	8.81%
Bridger Management, LLC(3) 90 Park Avenue, 40th Floor New York, New York 10016	Beneficial ownership	6,617,855	7.00%
Wellington Management Company, LLP(4) 280 Congress Street Boston, Massachusetts 02210	Beneficial ownership	5,134,419	5.40%

(1)	Based solely on information reported in an amended Schedule 13G filed by Valinor Management, LLC on February 14, 2012 with the United States Securities and Exchange Commission (the “SEC”). As reported in such filing, Valinor Management, LLC and David Gallo have shared voting power and shared dispositive power with respect to 8,574,231 shares, constituting approximately 9.03% of the shares outstanding. Mr. Gallo disclaims beneficial ownership of the shares owned in the aggregate by the other members of the group, except to the extent of his pecuniary interest therein.

(2)	Based solely on information reported in an amended Schedule 13G filed by FMR LLC (“FMR”) on February 14, 2012 with the SEC. As reported in such filing, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,034,025 shares, or 8.462% of the shares outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares (the “Fidelity Funds”). The ownership of one investment company, Fidelity Advisor Value Strategies Fund, amounted to 6,062,168 shares or 6.385% of the shares outstanding. Edward C. Johnson 3d, as Chairman of FMR, and FMR, through its control of Fidelity, and Fidelity each has sole power to dispose of the 8,034,025 shares owned by the Fidelity Funds. Members of the family of Mr. Johnson (the “Johnson Family”), are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson Family and all other Series B shareowners have entered into a shareowners’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareowners’ voting agreement, members of the Johnson Family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. None of Mr. Johnson, FMR or Fidelity has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 330,600 shares or 0.348% of the shares outstanding as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 330,600 shares and sole power to vote or to direct the voting of 330,600 shares owned by the institutional accounts or funds advised by PGALLC as reported above.

(3)	Based solely on information reported in an amended Schedule 13G filed by Bridger Management, LLC on February 14, 2012 with the SEC. As reported in such filing, Bridger Management, LLC and Roberto Mignone have shared voting power and shared dispositive power with respect to 6,617,855 shares, constituting approximately 7.0% of the shares outstanding.

(4)	Based solely on information reported in an amended Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on March 12, 2012 with the SEC. As reported in such filing, Wellington Management has shared voting power with respect to 3,134,862 common shares and shared dispositive power with respect to 5,134,419 shares. The securities as to which the Schedule 13G is filed by Wellington Management, in its capacity as investment adviser, are owned of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than 5% of our common shares.

FINANCIAL STATEMENTS

At the meeting, we will submit Cott’s annual consolidated financial statements for the year ended December 31, 2011, and the related report of Cott’s independent registered certified public accounting firm to you. No vote will be taken regarding the financial statements.

ELECTION OF DIRECTORS

The Corporate Governance Committee of the board of directors (the “Corporate Governance Committee”) reviews annually the qualifications of persons proposed for election to the board and submits its recommendations to the board for consideration. In the opinion of the Corporate Governance Committee and the board, each of the 11 nominees for election as a director is well qualified to act as a director of Cott and, together, the nominees bring the mix of independence, diversity, expertise and experience necessary for the board and its committees to function effectively. Our approach to corporate governance and the roles of the board and its committees are described under “Corporate Governance” on page 52 of this proxy circular.

During 2011, the board of directors held eight meetings. Each of our incumbent directors who served in 2011 attended, in person or by telephone, 75% or more of the applicable meetings of the board of directors and committees on which they served in 2011.

Set forth below is certain information concerning our nominees for election as directors of Cott, including information regarding each person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the board of directors to determine that the person should serve as a director of Cott.

The board has considered the independence of each of the nominees for election as directors of Cott for purposes of the rules of the United States Securities and Exchange Commission (“SEC”), New York Stock Exchange (“NYSE”) and, where applicable, National Instrument 58-101—Disclosure of Corporate Governance Practices (“NI 58-101”) of the Canadian Securities Administrators. The nominees for election as directors who are independent are Ms. Hess and Messrs. Benadiba, Burnett, Gibbons, Halperin, Monahan, Prozes, Pilozzi, Rosenfeld and Savage. The nominee who is not independent is Mr. Fowden. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence.

Nominee	Committee Membership
Mark Benadiba, 58, of Toronto, Ontario, Canada, served as executive Vice-President, North American Operations, of Cott Corporation from 1996 until 2006. Mr. Benadiba held several roles during his tenure at Cott from 1990 through 2006, including Executive Vice President and Chief Executive Officer of Cott Canada from 1990 to 1998. Previously, Mr. Benadiba was a Senior Executive of Pepsi/Seven-Up, Toronto/Canada (a division of Seven-Up Canada Inc.). He has served on Cott’s board since June 2008. The board nominated Mr. Benadiba to be a director because of his management experience in, and extensive knowledge of, the beverage industry. The board believes Mr. Benadiba’s experience in the beverage industry, including the various positions he held within Cott, enable him to make valuable contributions to the board.	Corporate Governance Committee

Nominee	Committee Membership
George A. Burnett, 56, of Cherry Hills Village, Colorado, U.S.A., is the Chief Executive Officer of Northcentral University and a director of Northcentral University Holdings, LLC. Previously, Mr. Burnett served as Chief Executive Officer of Alta Colleges, Inc. from August 2006 to September 2011. Mr. Burnett was Chairman of R.H. Donnelley, a Yellow Pages publisher, in 2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005. Mr. Burnett has served on Cott’s board since June 2006. The board nominated Mr. Burnett to be a director because it believes his senior level experience with multinational public companies lends valuable executive and financial expertise to the board.	Audit Committee
Jerry Fowden, 55, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer on February 18, 2009. Prior to this appointment, he served as President of Cott’s international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of Cott’s United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s board of directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with ABInBev S.A. Belgium, an alcoholic beverage company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of ABInBev S.A. Belgium, from 2001 to 2002. Mr. Fowden was a director of Chesapeake Corporation (now known as Canal Corporation), a supplier of specialty paperboard packaging products, when it filed a voluntary Chapter 11 petition in the United States on December 29, 2008. He served as a director of such company until May 2009. On May 1, 2010, Mr. Fowden joined the board of directors of Constellation Brands, Inc., a premium wine company. Mr. Fowden has served on Cott’s board since March 2009. The board nominated Mr. Fowden to be a director because he is Cott’s Chief Executive Officer, and has held operational management positions within Cott in North America and Europe. Under Mr. Fowden’s leadership, Cott has focused its resources and investments, streamlined operations and cut costs, and broadened its product portfolio through the transformative acquisition of Cliffstar Corporation (“Cliffstar”).	—
David T. Gibbons, 68, of Naples, Florida, U.S.A., was Cott’s Interim Chief Executive Officer from March 2008 to February 2009. Prior to joining Cott, he was President and Chief Executive Officer of Perrigo Company, a manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman of that company. Mr. Gibbons currently serves on the board of directors of Perrigo and has served on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. He has served on Cott’s board since April 2007, and is currently the Chairman of the Board. The board nominated Mr. Gibbons to be a director because he has an extensive consumer products background, with leadership experience in strategic planning, sales and marketing, operational improvements and international operations, as well as extensive board and corporate governance experience from serving as a director and committee member on public, private and non-profit boards.	Chairman of the Board; Corporate Governance Committee

Nominee	Committee Membership
Stephen H. Halperin, 62, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of that firm’s Executive Committee. He has been a partner with Goodmans since 1987 and a member of the Executive Committee since 1993. Mr. Halperin served on the board of trustees of KCP Income Fund, a custom manufacturer of national brand and retailer brand consumer products. Mr. Halperin was a director of AT&T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. He has served on Cott’s board since 1992. The board nominated Mr. Halperin to be a director because he is an expert in Canadian corporate law, with over 30 years of experience counseling boards and senior management regarding corporate governance, compliance, disclosure, international business conduct, capital markets, corporate strategy and other relevant issues.	Corporate Governance Committee
Betty Jane (BJ) Hess, 63, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in 2004. Ms. Hess currently serves on the board of Harvest Power, a firm specializing in the management of organic waste. Ms. Hess served on the board of directors of the ServiceMaster Company, a company providing lawn care, landscape maintenance, and other cleaning, repair and inspection services. She has served on Cott’s board since 2004. The board nominated Ms. Hess to be a director because it believes that her executive experience, leadership and communication skills are valuable assets to the board.	Human Resources and Compensation Committee
Gregory Monahan, 38, of Darien, Connecticut, U.S.A., has been a Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since December 2008 and has held various positions at Crescendo Partners since May 2005. Prior to Mr. Monahan’s time with Crescendo Partners, he was the founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves on the board of directors of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises approximately 350 restaurants. Mr. Monahan previously served on the board of Bridgewater Systems, a telecommunications software provider. Mr. Monahan has served on Cott’s board since June 2008. The board nominated Mr. Monahan to be a director because it believes he possesses valuable financial expertise, including extensive expertise with capital markets transactions and investments in both public and private companies. He has led and directed investment and consulting firms, which experience informs his judgment and risk assessment as a board member.	Audit Committee

Nominee	Committee Membership
Mario Pilozzi, 65, of Oakville, Ontario, Canada, was, until January 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years, including the positions of Vice-President of Hardline Merchandise, Administrator of Store Openings, District Manager, Store Manager and several other key roles in Woolworth’s variety and discount-store divisions. Mr. Pilozzi has also served on the board of directors of Protenergy Natural Foods Corp., a manufacturer of natural food and beverage products. Mr. Pilozzi has served on Cott’s board since June 2008. The board nominated Mr. Pilozzi to be a director because he has extensive executive experience with two well-known, multinational corporations and understands the retail sales business of our retailer partners.	Human Resources and Compensation Committee
Andrew Prozes, 66, of Greenwich, Connecticut, U.S.A., was Global Chief Executive Officer of LexisNexis Group, a provider of legal and risk management solutions and information in New York City, from 2000 to December 2010. Mr. Prozes served on the board of directors of Reed Elsevier plc and Reed Elsevier NV, parent entities to LexisNexis, until his retirement from LexisNexis Group. Mr. Prozes currently serves as a director and the Executive Chairman of Alert Global Media, Inc. He also serves as a director on the boards of Asset International Inc. and Interactive Data Corporation, as well as a number of not-for-profit organizations. He has served on Cott’s board since January 2005. The board nominated Mr. Prozes to be a director because it believes he possesses valuable executive and financial expertise that makes him an asset to the board. Cott benefits from Mr. Prozes’s experience as an executive officer and director of large, international companies.	Corporate Governance Committee; Chair, Human Resources and Compensation Committee

Nominee	Committee Membership
Eric Rosenfeld, 54, of New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for Computer Horizons Corp. (Chairman), an IT services company, Primoris Services Corporation, a specialty construction company, CPI Aerostructures Inc., a company engaged in the contract production of structural aircraft parts, for which he also serves as Chairman, and Trio Merger Corp., a blank-check company. Mr. Rosenfeld has also served as a director for numerous companies, including Arpeggio Acquisition Corporation and Rhapsody Acquisition Corporation, both blank check corporations that later merged with Hill International and Primoris Services Corporation, respectively, Sierra Systems Group Inc., an information technology, management consulting and systems integration firm, Emergis Inc., an electronic commerce company, Hill International, a construction management firm, Matrikon Inc., a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, and GEAC Computer, a software company. Mr. Rosenfeld has served on Cott’s board since June 2008 and is our Lead Independent Director. The board nominated Mr. Rosenfeld to be a director because he has extensive experience serving on the boards of multinational public companies and in capital markets and mergers and acquisitions transactions. Mr. Rosenfeld also has valuable experience in the operation of a worldwide business faced with a myriad of international business issues. Mr. Rosenfeld’s leadership and consensus-building skills, together with his experience as senior independent director of all boards on which he currently serves, make him an effective Lead Independent Director for the board.	Chair, Corporate Governance Committee
Graham Savage, 63, of Toronto, Ontario, Canada, has served as the Chairman of Callisto Capital L.P., a Toronto-based private equity firm, since 2002. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital L.P.’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition, Mr. Savage serves on the Board of Canadian Tire Corporation, Postmedia Network Canada Corp. and Whistler Blackomb Holdings Inc. He has also served on the boards of Rogers Communications Inc., Hollinger International, Inc., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited, among others. Mr. Savage was a director of Microcell Inc., a telecommunications provider, when it filed for bankruptcy protection in Canada in 2003. He served as a director of Microcell Inc. until 2005. Mr. Savage has served on Cott’s board since February 2008. The board nominated Mr. Savage to be a director because of his financial expertise, including expertise in the area of private equity. He is our audit committee financial expert and has served as Chief Financial Officer of a large public company. Mr. Savage also has board and committee experience at both public and private companies, and his extensive executive experience brings strong financial and operational expertise to the board.	Chair, Audit Committee

It is intended that each director will hold office until the close of business of the 2013 annual meeting or until his or her earlier resignation, retirement or death. Cott does not have a retirement policy for its directors.

Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote FOR the election to the board of directors of the 11 nominees who are identified above. Directors are elected by a plurality of votes cast. Management and the board of directors do not contemplate that any of the nominees will be unable to serve as a director. If, for any reason at the time of the meeting, any of the nominees are unable to serve, then the persons named in the accompanying form of proxy will, unless otherwise instructed, vote at their discretion for a substitute nominee or nominees.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board. We set director compensation at a level that reflects the significant amount of time and high skill level required of directors in performing their duties for Cott and for its shareowners.

In 2011, other than Jerry Fowden, our Chief Executive Officer, no employees served as directors. Mr. Fowden’s compensation during 2011 has been fully reflected in the Summary Compensation Table on page 36. We provided the following annual compensation to our non-employee directors in 2011:

Name	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)
Mark Benadiba(1)	65,000		65,000
George Burnett	68,334	(4)	65,000
David Gibbons	165,000		65,000
Stephen Halperin(1)	65,000		65,000
Betty Jane Hess	65,000		65,000
Gregory Monahan	65,000		65,000
Mario Pilozzi(1)	65,000		65,000
Andrew Prozes	71,667	(4)	65,000
Eric Rosenfeld	105,000		65,000
Graham Savage(1)	80,000		65,000

(1)	Messrs. Benadiba, Halperin, Pilozzi and Savage are compensated in Canadian dollars. The amounts paid to such individuals are converted from the U.S. amounts listed above to Canadian amounts at the U.S. to Canadian conversion rate in effect at the time of payment.

(2)	Non-employee directors are also reimbursed for certain business expenses, including travel expenses, in connection with board and committee meeting attendance. These amounts are not included in the above table.

(3)	Represents common shares issued in payment of the annual director long-term incentive fee for non-employee directors pursuant to the Company’s 2010 Equity Incentive Plan. No stock options were granted to directors in 2011. Options held by our directors are governed by our Restated 1986 Common Share Option Plan, as amended. The total number of common shares that may be acquired upon exercise of outstanding stock options held by our directors on December 31, 2011 was as follows: Mr. Burnett, 25,000; Mr. Gibbons, 25,000; Mr. Monahan, 25,000; Mr. Pilozzi, 25,000; Mr. Prozes, 25,000; and Mr. Rosenfeld, 25,000.

(4)	Mr. Prozes replaced George Burnett as chair of the Compensation Committee in the second quarter of 2011. Fees are prorated to reflect the length of time each served as Chair of such committee in 2011.

Directors’ Compensation Schedule

The compensation of directors is considered in light of the overall governance structure of Cott. Compensation for directors is recommended to the board by the Compensation Committee and is approved by the independent directors. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and per-meeting attendance fees are not paid.

During 2011, directors of Cott were entitled to the following annual fees:

Category	Annual Fees
Annual board retainer	$65,000
Annual committee membership retainer for serving on:
Audit Committee	—
Compensation Committee	—
Corporate Governance Committee	—
Any Special Committee formed from time to time	$20,000
Annual fee for the non-executive chair of the board	$100,000
Annual fee for chairing the:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance Committee	$10,000
Annual fee for the lead independent director	$30,000
Annual long-term incentive fee (stock award)	$65,000

The amounts listed in the table above are denominated in U.S. dollars. U.S. resident directors receive their applicable retainers in U.S. dollar amounts, while Canadian resident directors receive their applicable retainers in Canadian dollar amounts. Directors are also reimbursed for certain business expenses, including their travel expenses in connection with board and committee meeting attendance.

Share Ownership Requirements for Board Members

The board of directors has adopted minimum share ownership requirements for non-management directors. Under the requirements, each such director must own common shares having a minimum aggregate value equal to four (4) times his or her annual board retainer fee (excluding additional committee or chairman retainers). The Corporate Governance Committee or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price or capitalization. The value of shares owned by each director as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s Vice President, General Counsel and Secretary. Directors are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such directors are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such directors. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities law. These requirements are designed to ensure that directors’ long-term interests are closely aligned with those of our shareowners.

Each of the incumbent non-management directors currently holds common shares exceeding the share ownership guidelines.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership

The following table and the notes that follow show the number of our common shares beneficially owned as of March 20, 2012 by each of our directors and the individuals named in the Summary Compensation Table, as well as by our current directors and executive officers as a group.

Name	Common Shares Beneficially Owned, Controlled or Directed(1)		Options Exercisable within 60 days	Total	Common Shares Percentage of Class(2)
Mark Benadiba	30,000		—	30,000	*
George Burnett	40,650		25,000	65,650	*
David Gibbons	201,108		25,000	226,108	*
Stephen Halperin	104,672		—	104,672	*
Betty Jane Hess	98,737		—	98,737	*
Gregory Monahan	44,488		25,000	69,488	*
Mario Pilozzi	51,751		25,000	76,751	*
Andrew Prozes	45,478		25,000	70,478	*
Eric Rosenfeld	814,558		25,000	839,558
Graham Savage	63,537		—	63,537	*
Jerry Fowden	439,084		—	439,084	*
Neal Cravens(3)	—		—	—	—
William Reis	—		—	—	—
Michael Gibbons	—		7,500	7,500	*
Marni Poe	1,255		—	1,255	*
Directors and executive officers as a group (consisting of 17 persons, including the current directors and executive officers named above)	1,958,056	(2)	157,500	2,115,556	2.2%

*	Less than 1%

(1)	Each director and officer has provided the information on shares beneficially owned, controlled or directed. Except as otherwise noted, the shareowners named in this table have sole voting and investment power over all shares shown as beneficially owned by them.

(2)	Percentage of class is based on 95,101,230 shares outstanding as of March 20, 2012.

(3)	Mr. Cravens retired as Chief Financial Officer of Cott effective March 20, 2012, and Jay Wells was appointed as Chief Financial Officer of Cott, effective upon Mr. Cravens’s retirement. The directors and executive officers as a group include Mr. Wells, and not Mr. Cravens.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers and any beneficial owner of more than 10% of our common shares, as well as certain affiliates of those persons, must file reports with the SEC showing the number of common shares they beneficially own and any changes in their beneficial ownership. Based on our review of these reports and written representations of our directors and executive officers, we believe that all required reports were filed in 2011 in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The board has determined that ten of the nominees for director, Mark Benadiba, George A. Burnett, David T. Gibbons, Stephen Halperin, Betty Jane Hess, Gregory Monahan, Mario Pilozzi, Andrew Prozes, Eric Rosenfeld and Graham W. Savage, are independent within the meaning of the rules of the SEC, NYSE and NI 58-101. A director is “independent” in accordance with the rules of the SEC, NYSE and NI 58-101 if the board affirmatively determines that such director has no material relationship with us (either directly or as a partner, shareowner or officer of an organization that has a relationship with us).

With respect to Mr. Halperin, the board of directors considered Mr. Halperin’s position as a partner of Goodmans LLP, a law firm that provides services to Cott on a regular basis, and determined that Mr. Halperin is independent. The amount of fees earned by Goodmans LLP for legal services rendered to Cott is financially immaterial to Goodmans LLP and has no material impact on Mr. Halperin’s compensation from such firm. With respect to Mr. Benadiba, the board of directors considered Mr. Benadiba’s service as an executive officer through August 2006, and nonetheless determined that Mr. Benadiba is independent. With respect to Mr. Gibbons, the board of directors considered Mr. Gibbons’s former service as our Interim Chief Executive Officer, a position he held for less than 12 months, and nonetheless determined that Mr. Gibbons is independent. In addition, although Mr. Savage serves on the audit committees of more than two publicly traded companies, the board of directors determined that such simultaneous service does not impair his ability to serve on Cott’s Audit Committee.

Mr. Fowden is a management director and is therefore not independent.

David Gibbons, the Chairman of our Board of Directors, and Michael Gibbons, our President—U.S. Business Unit, are not related. There are no family relationships between any director nominees and executive officers.

Each director and nominee for election as director delivers to Cott annually a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director or nominee, or their family members, and Cott participates, and in which the director or nominee, or such family member, has a material interest. Pursuant to Cott’s Corporate Governance Guidelines and the charter of the Corporate Governance Committee, the Corporate Governance Committee is required to review all transactions between Cott and any related party (including transactions reported to it by a director or nominee in response to the questionnaire, or that are brought to its attention by management or otherwise), regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K under the Exchange Act.

After considering advice from the Corporate Governance Committee, the board of directors is required to review, and, if appropriate, approve or ratify, such related party transactions. A “related party transaction” is defined under the Corporate Governance Guidelines as any transaction in which Cott was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) are available to all employees generally, (ii) involve compensation of executive officers or directors duly authorized by the appropriate board committee, or (iii) involve reimbursement of expenses in accordance with Cott’s established policy.

A “related party” is defined under the Corporate Governance Guidelines as any person who is, or at any time since the beginning of Cott’s last fiscal year was, an executive officer or director (including in each case nominees for director), any shareowner owning in excess of 5% of Cott’s common shares, or an immediate family member of an executive officer, director, or 5% shareowner.

An “immediate family member” is defined under the Corporate Governance Guidelines as a person’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares such person’s home.

Management and directors must also update the board of directors as to any material changes to proposed transactions as they occur.

Because related party transactions potentially vary, the Corporate Governance Committee or the board of directors has not to date developed a written set of standards for evaluating them, but rather addresses any such transactions on a case-by-case basis.

To the knowledge of the directors, no insider, director or proposed nominee for election as a director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with Cott since January 1, 2011.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

We seek to incentivize management to increase long-term, sustainable shareowner value consistent with appropriate consideration of risk and reward, and to focus management on continuing to lower operating costs, maintaining customer focus, controlling capital expenditures and managing working capital and cash. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our named executive officers’ total compensation consists of a base salary, opportunities for annual performance-based cash bonus compensation, and long-term compensation in the form of equity ownership.

As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, Cott achieved solid increases in volume and revenue as well as significant cash generation, and we believe that our executive officers were instrumental in helping us to achieve these results. Key highlights of our 2011 performance include the following:

•	We successfully completed the formal integration of Cliffstar, which we acquired in August 2010, into our operations;

•

We reported revenues of $2,335 million in 2011, an increase of 29% from $1,803 million in 2010; assuming that we owned Cliffstar for the entire 2010 fiscal year, our 2010 pro forma revenue would have increased by $404 million to $2,207 million. Our 2011 revenue showed an increase of $128 million, or 6%, from the pro forma 2010 results;

•

We reported filled beverage case volumes of 959.4 million in 2011, an increase of 15% from 831.8 million in 2010; assuming that we owned Cliffstar for the entire 2010 fiscal year, our 2010 pro forma volume would have increased by 103 million cases to 934.8 million cases. Our 2011 volumes showed an increase of 24.6 million cases, or 3%, from the pro forma 2010 results; and

•

We continued to generate solid cash flow, generating free cash flow of $115 million from net cash provided by operating activities of $164 million less $49 million in capital expenditures in 2011 (free cash flow is net cash provided by operating activities, less capital expenditures).

In 2011, the Compensation Committee and management changed our compensation practices to further align the interests of our named executive officers with the interests of our shareowners and to more closely reflect both our financial position and our role as a low-cost producer of private label beverages, including:

•

In 2011, we awarded a combination of performance-based restricted share units and time-based restricted share units to our named executive officers, other than our Chief Executive Officer, comprised 75% of performance-based restricted share units and 25% of time-based restricted share units. Our Chief Executive Officer was awarded only performance-based restricted share units. All of these performance-based restricted share units vest at the end of 2013 based upon the achievement of a specific level of cumulative pre-tax income over a three-year period. By linking our long-term incentives to three-year financial results, we hope to closely align our named executive officers’ incentives with the long-term interests of shareowners. All of these time-based restricted share units vest at the end of 2013. For grants in 2012, the Compensation Committee has granted to each named executive officer, including the Chief Executive Officer, a combination of time-based restricted share units, stock options and performance-based restricted share units to further align the compensation practices of Cott with that of its peer group.

•

In 2011, as a result of Cott’s improved operating performance and achievement of individual performance goals, and after a review of peer group and market data and the results of annual performance reviews, the Compensation Committee determined to increase the base salary for 2011 for each of our named executive officers to better align the base salary and total compensation for such named executive officers with the 50th percentile of executives performing similar functions in the competitive market. The Compensation Committee has continued to limit the perquisites available to our named executive officers to an annual executive physical examination and a car allowance for certain named executive officers.

•

The board adopted a clawback policy to allow the board of directors to recoup any excess incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

The changes we made to our compensation programs for fiscal year 2011 build upon our compensation framework and overall compensation philosophy. Features of this framework include:

•

A “no-hedging” policy that prohibits our directors, named executive officers, and other key executive officers from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities.

•

A policy prohibiting employees and directors, including named executive officers, from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•

Share ownership guidelines that require our directors, named executive officers, and other key employees to hold a certain amount of Cott shares, with the amount set at a particular multiple of base salary.

•

The Compensation Committee’s continued engagement of an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

•

The continued administration of a robust risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

We believe that the following two tables are helpful in understanding the actual performance-based compensation received by our named executive officers in fiscal 2009 through 2011. These tables supplement the information in the Summary Compensation Table, the Grants of Plan-Based Awards in Fiscal Year 2011 Table, and the Outstanding Equity Awards at 2011 Fiscal Year End Table appearing following Compensation Discussion and Analysis.

The first table below illustrates the targeted versus actual payout of the performance-based cash bonuses to our named executive officers over the previous three fiscal years:

TABLE 1: PERFORMANCE-BASED CASH BONUS ACHIEVEMENT HISTORY

Named Executive Officer	Fiscal Year	Cash Incentives Actual Payout Against Target
Jerry Fowden Chief Executive Officer	2011	71.0%
	2010	101.0%
	2009	168.0%

Neal Cravens Chief Financial Officer	2011	71.0%
	2010	101.0%
	2009	168.0%

Marni Morgan Poe(1) Vice President, Secretary and General Counsel	2011	71.0%
	2010	101.0%

William Reis Senior Vice President, Global Procurement and Chief Procurement Officer	2011	71.0%
	2010	101.0%
	2009	168.0%

Michael Gibbons(1) President—U.S. Business Unit	2011	35	%(2)
	2010	80.0%

(1)	Such individuals were not named executive officers in 2009.

(2)	As noted below, Mr. Gibbons participated in the U.S. bonus pool. Although actual EBITDA results in 2011 for the U.S. bonus pool were below the “threshold” level set for such pool, the Compensation Committee determined to pay a bonus to Mr. Gibbons with a multiplier of 0.35 times target in recognition of Mr. Gibbons’ achievement of his 2011 individual performance targets, which primarily focused on the successful completion of the integration of Cliffstar into our operations.

Table 2 shows the grant date fair values and share-based compensation expense for performance-based restricted share units granted over the last three years. We believe that this supplemental table presents a meaningful illustration of the actual fiscal year end value of performance-based restricted share units granted to our named executive officers in fiscal 2011 and in previous years. During 2011, we concluded that it was no longer probable that the targets established for the performance-based restricted share units granted to our named executive officers in fiscal 2011 and 2010 would be met, and therefore we no longer expect these awards to ultimately vest. In 2009, none of the named executive officers received any performance-based equity awards. The data set forth in this table excludes time-based restricted share units.

TABLE 2: PERFORMANCE-BASED RESTRICTED SHARE UNITS

Named Executive Officer	Fiscal Year		Grant Date Fair Value ($)	Share-Based Compensation Expense(1) ($)
Jerry Fowden Chief Executive Officer	2011		880,875	0
	2010		2,134,688	0
	2009	(2)	—	—

Neal Cravens Chief Financial Officer	2011		209,849	0
	2010		421,875	0
	2009	(2)	—	—

Marni Morgan Poe Vice President, Secretary and General Counsel	2011		149,901	0
	2010		264,375	0
	2009	(2)	—	—

William Reis Senior Vice President, Global Procurement and Chief Procurement Officer	2011		193,743	0
	2010		450,000	0
	2009	(2)	—	—

Michael Gibbons, President—U.S. Business Unit	2011		170,404	0
	2010		386,719	0
	2009	(2)	—	—

(1)	Represents share-based compensation expense recorded in selling, general, and administrative expenses in our Consolidated Statements of Operations for the fiscal year indicated.

(2)	No long-term equity awards were granted to our named executive officers in 2009, other than awards granted to Mr. Cravens (100,000 SARs) and Mr. Fowden (an option to purchase 250,000 common shares of Cott), each as an inducement to enter into employment with us.

As we believe the above information indicates, the compensation program for our named executive officers emphasizes performance-based compensation that is at-risk and generally only payable based on achievement of challenging corporate and individual targets. We encourage you to read this Compensation Discussion and Analysis for details regarding our executive compensation program, including information about the 2011 compensation of the named executive officers.

Say-on-Pay and Say-on-Frequency Results

At the 2011 annual meeting of shareowners, we solicited from our shareowners an advisory vote on the compensation of our named executive officers. The shareowners voted to approve, on an advisory basis, the compensation of our named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, set forth in our 2011 annual meeting proxy circular. The vote was 57,765,702 shares “For” (84.15% of the shares voted), 10,862,031 shares “Against” (15.82% of the shares voted), and 17,830 shares “Withheld” (0.03% of the shares voted).

The Compensation Committee took into account the result of the shareowner vote in determining executive compensation policies and decisions since the 2011 annual meeting of shareowners. The Compensation Committee viewed the vote as an expression of the shareowners’ general satisfaction with our current executive compensation programs. While the Compensation Committee considered the outcome of the advisory vote in determining to continue our executive compensation programs for fiscal 2012, decisions regarding incremental changes in individual compensation were made in consideration of the factors described in this Compensation Discussion and Analysis.

Consistent with our shareowners’ preference expressed in voting at the 2011 annual meeting of shareowners, the board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2017 annual meeting of shareowners.

Overview of Compensation Program

The Compensation Committee is responsible for overseeing Cott’s compensation reward programs, which include compensation (base salary, bonus, and equity compensation) and other perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the senior management, as well as setting objectives and evaluating the performance of Cott’s Chief Executive Officer. To assist in executing its responsibilities, the Compensation Committee may retain independent compensation consultants who report solely to the Compensation Committee. The Compensation Committee is responsible for ensuring that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee must recommend to the board of directors, and the board must review, and, if it deems appropriate, approve all changes to our Chief Executive Officer’s compensation package. The Compensation Committee reviews and approves all compensation packages and any adjustments thereto for those executive officers who report directly to our Chief Executive Officer. The Compensation Committee also approves any severance packages to departing executive officers, as well as the severance plans that govern the terms of the severance packages.

The Compensation Committee is comprised of three members: Andrew Prozes (chair), Betty Jane Hess and Mario Pilozzi. The board has determined that all members are independent within the meaning of the rules of the SEC, New York Stock Exchange and NI 58-101. The Compensation Committee’s charter is available on our website www.cott.com under “For Investors—Governance.”

Company Objectives

The primary objectives of our current compensation program are to incentivize management to increase long-term, sustainable shareowner value consistent with appropriate consideration of risk and reward, and to focus management on controlling costs, strengthening customer relationships, and managing capital expenditures and cash. Periodically, the Compensation Committee reviews and approves management’s design of the compensation program to ensure that it provides sufficient compensation opportunities for executives in order to attract, retain and motivate the best possible management team. Our compensation programs are designed to:

•

Establish pay levels with reference to personal performance and external competitiveness with relevant labor markets and the relative value of the role in Cott’s business, with the objective of aligning our executive compensation with the 50th percentile of the average total compensation of executives performing similar functions in the competitive market,

•	Reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking, and

•	Deliver conservative, market-based executive benefits.

Our compensation packages for executive officers, including the Chief Executive Officer, consist of a base salary, opportunities for annual performance-based cash bonus compensation, and long-term compensation in the form of equity ownership. The Compensation Committee has selected these components because it believes they align our executives’ interests with those of our long-term shareowners and motivate our executives to achieve our goals.

Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions

Periodically, the Compensation Committee determines what adjustments, if any, to base salary, cash performance bonus amounts, performance targets for performance-based compensation, and the applicable levels and targets for other compensation, would be appropriate for the executives. The Compensation Committee, annually and as it otherwise deems appropriate, meets with our Chief Executive Officer and our Corporate Human Resources Vice President to obtain recommendations with respect to our compensation programs and packages for our executives. These officers may make recommendations to the Compensation Committee on base salary, long-term incentive plan awards, performance targets, and other terms that the Compensation Committee may consider. The Compensation Committee considers management’s proposals, reviews independent data to validate these recommendations and, if acceptable, approves them. In addition, the Compensation Committee has the authority to access (at Cott’s expense) independent, outside compensation consultants and other advisors for both advice and competitive data as they determine the level and nature of Cott’s executive compensation. The Compensation Committee is not bound to and does not always accept management’s recommendations with respect to executive compensation.

In 2011, the Compensation Committee continued to retain Frederic W. Cook & Co. (“Cook”) as its sole independent compensation consultant. Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. Cook provided recommendations to the Compensation Committee on the competiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. Cook did not provide any additional services to the board or management. Cott paid Cook $47,335 for services rendered during 2011.

The Compensation Committee periodically reviews compensation data and pay practices from Cott’s peer group as part of its decision-making process. While the Compensation Committee reviews peer group compensation data, it retains discretion in setting an executive’s compensation, and as a result, compensation for an executive may differ materially from the peer group and is influenced by factors including experience, position, tenure, individual and organizational factors, and retention needs, among others. The Compensation Committee periodically evaluates and selects which companies to reference for purposes of executive compensation competitiveness. Annually, with guidance from its compensation consultant and input and discussion with management, the Compensation Committee discusses whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

In 2009, management recommended, and the Compensation Committee retained, Longnecker & Associates (“Longnecker”) to serve as management’s compensation consultant. Longnecker conducted an extensive peer group compensation benchmarking project in 2009 in which the peer group below, consisting of selected North American consumer goods and retail organizations with revenues between $0.5 billion and $4 billion, was selected. The Compensation Committee determined that this peer group remained appropriate for compensation decisions made in 2010 and in 2011.

Companies used for Compensation Comparison
The J.M. Smucker Company	Seneca Foods Corp.
Constellation Brands, Inc.	Sensient Technologies Corp.
Chiquita Brands International, Inc.	The Hain Celestial Group, Inc.
United Natural Foods, Inc.	SunOpta Inc.
Brown-Forman Corp.	Hansen Natural Corp.
McCormick & Company, Inc.	Lancaster Colony Corp.
Ralcorp Holdings, Inc.	Cal-Maine Foods, Inc.
Flowers Foods, Inc.	Lance, Inc.
Sanderson Farms, Inc.	J&J Snack Foods Corp.
Central European Distribution Corp.	Imperial Sugar Company
TreeHouse Foods, Inc.	American Italian Pasta Co.*
Coca-Cola Bottling Co. Consolidated	National Beverage Corp.

*	American Italian Pasta Co. was removed from the peer group in 2011 as it was acquired by Ralcorp Holdings, Inc. in June 2010.

Although the Compensation Committee did not formally establish a percentile benchmark for 2011, the Compensation Committee reviews peer data in exercising its discretion to set compensation for our named executive officers. Total compensation and base salary in 2011 for three of our named executive officers fell below the 50th percentile for the peer group and total compensation and base salary for one of our named executive officers was at the 50th percentile for the peer group. Total compensation and base salary for our Chief

Procurement Officer was above the 50th percentile for the peer group. Because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, limited comparable data was available for that position. Changes in compensation in 2011 and 2012 were implemented to better align the base salary and total compensation for each named executive officer, other than our Chief Procurement Officer, with the 50th percentile for the average base salary and total compensation of executives performing similar functions in the competitive market. Providing more competitive compensation can help us attract and retain executives who will create long-term, sustainable shareowner value.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our executive officers includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses based on performance targets proposed by management and approved by the Compensation Committee, which are awarded after the end of the fiscal year, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. Our executives historically have been eligible to participate in long-term equity incentive plans. From time to time, our executives have participated in one or more of the Restated 1986 Common Share Option Plan, as amended (the “1986 Option Plan”), the Restated Executive Investment Share Purchase Plan (the “Restated EISPP”), the Amended and Restated Performance Share Unit Plan (the “PSU Plan”) and the Amended and Restated Share Appreciation Rights Plan (the “SAR Plan”). In 2010, Cott adopted, and its shareowners approved, the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan provides the Compensation Committee and management the flexibility to design compensatory awards responsive to Cott’s business needs and goals. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the Restated EISPP, the PSU Plan, and the SAR Plan effective February 23, 2011. The board terminated the 1986 Option Plan effective as of the same date. As of December 31, 2011, there were no awards outstanding under the Restated EISPP, the PSU Plan, or the SAR Plan. Outstanding awards under the 1986 Option Plan will continue in accordance with the terms of the 1986 Option Plan until exercised, forfeited or terminated, as applicable. No further awards will be granted under these plans. The 2010 Equity Incentive Plan and the 1986 Option Plan are described in more detail under the heading “Equity Compensation Plan Information” on page 49 of this proxy circular. Our executive officers may also participate in Cott’s 401(k) Plan, which is available to all salaried and non-union employees in the United States.

The compensation structure for our executives is intended to balance the need of Cott’s executives for current income with the need to create long-term incentives that are directly tied to achievement of our operational targets and growth in shareowner value. The allocation between cash and non-cash or short-term and long-term incentive compensation with respect to an individual executive is set by the terms of the individual’s employment agreement or offer letter and the terms of our incentive plans. For any executive-level new hire (a position reporting to our Chief Executive Officer), management reviews market data and recommends to the Compensation Committee terms of the employment agreement. The Compensation Committee reviews those recommendations and, if acceptable, approves them. In 2011, our executive compensation package was comprised primarily of annual base salary, cash performance bonuses and long-term equity incentive awards.

With respect to long-term incentive awards in 2011, our executives, other than our Chief Executive Officer, received a combination of performance-based restricted share units and time-based restricted share units under the 2010 Equity Incentive Plan. Our Chief Executive Officer received solely performance-based restricted share units. All of these time-based restricted share units vest at the end of 2013, and all of these performance-based restricted share units vest at the end of 2013 based on the achievement of a specific level of cumulative pre-tax income during the three-year period ending at the end of 2013. The Compensation Committee selected a three-year performance period based upon input received from Cook regarding the time period utilized with respect to similar awards made by similarly-situated public companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Company performance.

In 2011, performance-based restricted share units represented 75% of the long-term incentive compensation received by our named executive officers other than our Chief Executive Officer, with the remaining 25% comprised of time-based restricted share units. Performance-based restricted share units represented 100% of the long-term incentive compensation received by our Chief Executive Officer. The Compensation Committee believes that this combination of performance-based and time-based restricted share units incentivizes our named executive officers, aligns the interests of our named executive officers with those of our shareowners, and encourages executive retention. For grants in 2012, the Compensation Committee has granted to each named executive officer, including the Chief Executive Officer, a combination of time-based restricted share units, stock options and performance-based restricted share units to further align the compensation practices of Cott with that of its peer group.

Compensation Components

For 2011, the principal compensation components for Cott’s named executive officers consisted of the following:

•	base salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance;

•	cash performance bonuses—paid to reward attainment of annual performance targets or other factors considered in the discretion of the Compensation Committee;

•

long-term equity incentive awards in the form of time-based restricted share units, all of which vest at the end of 2013, and performance-based restricted share units, all of which vest at the end of 2013 based on the achievement of a specific level of cumulative pre-tax income during the three-year period ending at the end of 2013;

•	retirement benefits—matching under Cott’s 401(k) Plan; and

•	limited perquisites and benefits.

Base Salary

We provide named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy, and competitive market factors for comparable talent in the peer group. However, the Compensation Committee retains discretion in setting an executive’s compensation, and as a result, base salary for an executive may differ from that of comparable executives in the peer group. In 2011, the Compensation Committee considered Cott’s improved operating performance, the executive’s achievement of individual performance goals, a review of peer group and market data, the results of annual performance and peer reviews and input from Cook, and determined to increase the base salary for our Chief Executive Officer for 2011, and upon recommendation of management, determined to increase the base salaries for each of our other named executive officers for 2011.

In 2011 base salaries for three of our named executive officers fell below the 50th percentile for the peer group and the base salary for one of our named executive officers was at the 50th percentile for the peer group. The base salary for our Chief Procurement Officer was above the 50th percentile for the peer group. Because our Chief Procurement Officer performs a role for Cott that other companies commonly divide among multiple non-executive positions, limited comparable data was available for that position. Base salary for our named executive officers in 2011 is shown in the Summary Compensation Table, under the heading “Salary” on page 36 of this proxy circular.

As discussed below, salary adjustment decisions are made based in part upon achievement of individual performance targets. As a result of Cott’s improved operating performance and achievement of individual performance goals, and after a review of peer group data and the results of annual performance and peer reviews, the Compensation Committee determined to increase the base salary for 2012 for each of our named executive officers. The increases in base salary in 2011 and 2012 were implemented to better align the base salary for each named executive officer, other than our Chief Procurement Officer, with the 50th percentile of executives performing similar functions in the competitive market.

For 2012, the base salaries for the named executive officers are as follows: Chief Procurement Officer—$362,560; Vice President, General Counsel and Secretary—$331,632; President of our U.S. Business Unit—$353,430; and Chief Executive Officer—$800,000. Neal Cravens retired as Chief Financial Officer of Cott effective March 20, 2012, and Jay Wells was appointed as Chief Financial Officer of Cott, effective upon Mr. Cravens’s retirement. For 2012, the base salary for Mr. Wells is $350,000. Set forth below is a chart detailing the base salaries for each named executive officer in 2010, 2011 and 2012.

Named Executive Officer	2010 Base Salary	2011 Base Salary	% Change from 2010	2012 Base Salary	% Change from 2011
Jerry Fowden	$632,500	$725,000	15%	$800,000	10%
Chief Executive Officer

Neal Cravens	$300,000	$357,000	19%	$357,000	0%
Chief Financial Officer

Marni Morgan Poe	$235,000	$296,100	26%	$331,632	12%
Vice President, Secretary and General Counsel

William Reis	$320,000	$329,600	3%	$362,560	10%
Senior Vice President, Global Procurement and Chief Procurement Officer

Michael Gibbons	$275,000	$336,600	22%	$353,430	5%
President—U.S. Business Unit

Performance Bonuses

General

The Compensation Committee believes that some portion of overall cash compensation for executive officers should be performance-based, that is, contingent on successful achievement of corporate and individual targets. To that end, and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. The addition of performance bonuses in these situations more closely aligns an executive’s overall compensation with his or her individual performance and the profitability of the business unit for which he or she is accountable. Eligibility for performance bonuses is set forth in an executive’s employment offer letter, and is based on market competitiveness, the impact of each executive’s role within Cott, and the executive’s long-term contributions. Any changes to the target bonus levels set forth in an executive’s employment offer letter, as well as the corporate targets related to performance-based bonuses, are reviewed and determined by the Compensation Committee each fiscal year. The Compensation Committee believes that this bonus arrangement presents executives with clear, quantified targets that will focus them on strategic issues and align management’s interests with those of our long-term shareowners in the sustained growth of shareowner value.

At the end of each fiscal year, the Compensation Committee may determine that certain individuals whom it previously deemed eligible should not receive a performance bonus, even if corporate targets were met, if their individual performance reviews result in a rating below acceptable levels for the relevant period. During the performance review for each named executive officer, the Compensation Committee determines whether the officer met his or her individual performance targets. The Compensation Committee retains the discretion to guarantee an executive officer a performance bonus or modify the calculation of the performance bonus. It may do this as an inducement for a new executive to enter into employment with Cott, or in circumstances in which it is difficult to set meaningful performance targets for a particular executive officer.

Additionally, the Compensation Committee reserves the right to pay discretionary bonuses to named executive officers, and did so in two cases in 2011. The Chief Executive Officer recommended, and the Compensation Committee approved, recognition bonuses in connection with the completion of the integration of Cliffstar into the operations of Cott in the amount of $25,000 to our Chief Procurement Officer and $15,000 to the President of our U.S. Business Unit. While the Compensation Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met.

Company Performance Targets

Performance bonus eligibility in 2011 was determined based in part on achieving corporate targets and in part on achieving individual targets. In 2011, 70% of a named executive officer’s performance bonus was calculated based on Cott achieving a specified level of EBITDA (as defined below), 15% of his or her performance bonus was based on Cott achieving a specified level of operating free cash flow (as defined below) and 15% of his or her performance bonus was based on Cott achieving a specified level of revenue. For performance bonus purposes, (i) “EBITDA” is earnings before interest, taxes, depreciation, and amortization, and (ii) “operating free cash flow” is net cash provided by operating activities, less capital expenditures. EBITDA and operating free cash flow are adjusted for non-recurring losses or charges which are separately identified and quantified in Cott’s audited financial statements and notes thereto including, but not limited to, extraordinary items, changes in tax laws, changes in generally accepted accounting principles, impact of discontinued operations, restructuring charges and acquisitions. Because such metrics are adjusted in the manner described above, they do not correspond to earnings before interest, taxes, depreciation, and amortization and free cash flow as may be used in Cott’s other disclosures or filings.

These three metrics closely correspond with operating results, and the Compensation Committee therefore viewed them as appropriate performance targets for measuring the achievement by our executives of Cott’s business goals. Once the corporate performance targets were achieved, the individual performance of the executive was considered, and if expectations for his or her role had been met, the executive was paid a bonus in full. A bonus could have been withheld in whole or in part, at the discretion of the Compensation Committee, if the executive did not meet expectations for his or her role. No bonus or portion of a bonus was withheld in 2011.

The business unit in which an individual is employed determines the bonus pool from which he or she may receive a performance bonus payment, and the targets for each bonus pool vary depending on our business goals for the year. There were six company-wide major bonus pools designated at the start of 2011: United States, Canada, United Kingdom, Mexico, RCI and Corporate. All of our current named executive officers, other than the President of our U.S. Business Unit, participated in the Corporate bonus pool in 2011. The President of our U.S. Business Unit participated in the U.S. bonus pool.

Performance bonuses in 2011 had a “threshold” level, a base “target” level and an “outperform” level. Performance bonuses may be paid out if actual results for either of the operating free cash flow or revenue metrics are less than the “threshold” levels. However, if the actual results for the EBITDA metric are below the “threshold” level, no performance bonuses will be paid out, subject to the Compensation Committee’s discretion to modify a performance bonus based on an executive officer’s achievement of individual performance targets. Management recommends the performance criteria targets at the beginning of each year to the Compensation

Committee, which reviews and, if acceptable, approves them. For 2011, the Compensation Committee reserved the right to grant our named executive officers performance bonuses of up to a maximum level of two times the target bonus amount based on achievement of goals in excess of the “outperform” level.

The performance targets for employees in 2011 were based on various metrics, depending on the particular bonus pool applicable to each employee. In the Corporate and the U.S. bonus pools, the target bonus awards for 2011 for our named executive officers varied between 50% and 100% of annual base salary. Management recommended, and the Compensation Committee approved, the EBITDA, operating free cash flow and revenue targets for the named executive officers, other than our Chief Executive Officer. The Compensation Committee recommended, and the board approved, such targets for our Chief Executive Officer.

The Compensation Committee believes that setting an achievable goal is important in motivating our employees appropriately and in constructing a pay package that allows us to compete successfully for talented employees in the market. The following chart sets forth the “threshold,” “target” and “outperform” performance targets established by the Compensation Committee in February 2011 for the Corporate and U.S. bonus pools and the actual results achieved for such bonus pools. The maximum bonus payout for 2011 was two times the target bonus amount, which would have been reached if Cott had achieved the below-referenced “outperform” goals.

2011 Performance Bonus Program

Targets applicable to named executive officers (in millions of U.S. dollars)

	Corporate Pool (enterprise-level)			U.S. Business Unit Pool (operating unit level)
	EBITDA ($)	Operating Free Cash Flow ($)	Revenue ($)	EBITDA ($)	Operating Free Cash Flow ($)	Revenue ($)
“Threshold”	194.4	133.1	2,217.3	176.0	113.9	1,559.5
“Target”	243.0	166.4	2,334.0	210.6	142.4	1,641.6
“Outperform”	295.5	199.7	2,497.4	248.1	170.9	1,756.5
Actual	205.0	159.4	2,334.6	169.5	130.3	1,587.8

Actual results are interpolated on a straight-line basis between the “threshold,” “target,” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric (EBITDA—70%, operating free cash flow—15%, revenue—15%) is applied to the payout percentages, and the results are aggregated, resulting in a bonus multiplier. As discussed above, performance bonuses may be paid out if actual results for either of the operating free cash flow or revenue metrics are less than the “threshold” levels. However, if the actual results for the EBITDA metric are below the “threshold” level, no performance bonuses will be paid out, subject to the Compensation Committee’s discretion to modify a performance bonus based on an executive officer’s achievement of individual performance targets. The following chart sets forth the calculation of the bonus multiplier for the Corporate and U.S. bonus pools.

2011 Performance Bonus Program

Calculation of bonus multiplier

	Corporate Pool (enterprise-level)			U.S. Business Unit Pool (operating unit level)
	EBITDA 70%	Operating Free Cash Flow 15%	Revenue 15%	EBITDA 70%	Operating Free Cash Flow 15%	Revenue 15%
% Payout (Per Metric)	0.61	0.89	1.00	—	—	—
% Payout—Weighted (Per Metric)	0.43	0.13	0.15	—	—	—
Bonus Multiplier	0.71			(Actual EBITDA performance below “threshold”)

As noted above, the actual results for the Corporate bonus pool resulted in a bonus multiplier of 0.71 times target for the named executive officers, other than with respect to the President of our U.S. Business Unit. Although actual EBITDA results in 2011 for the U.S. bonus pool were below the “threshold” level, the Compensation Committee determined to pay a bonus to Mr. Gibbons with a multiplier of 0.35 times target in recognition of Mr. Gibbons’ achievement of his 2011 individual performance targets, which focused primarily on the successful completion of the integration of Cliffstar into our operations.

For 2012, the Compensation Committee has approved a “threshold” target level, a base “target” level, and an “outperform” level based on corporate performance using the same metrics as utilized in 2011. Once the achievement against the performance targets is evaluated and confirmed in early 2013, the Compensation Committee will determine the actual bonus payment to each named executive officer based upon the results of Cott’s annual individual performance review process. In the Corporate and the U.S. bonus pool, the 2012 target bonus award for our named executive officers will vary between 75% and 100% of annual base salary. The target bonus award in 2012 for Marni Poe, our Vice President, General Counsel and Secretary, was increased to 75% of annual base salary.

For 2012, we have reviewed our business strategy, current macroeconomic conditions and our expectations for Cott’s results. Based on those expectations, the Compensation Committee and management believe that they have set targets that are attainable by Cott and the individual executives.

Individual Performance Targets

During 2011, we used individual performance targets for named executive officers in two ways. First, the Compensation Committee had the discretion to reduce or modify a performance bonus based on an executive officer’s achievement of individual performance targets. No such reductions were made by the Compensation Committee with respect to 2011 bonuses, and, other than with respect to Mr. Gibbons, no such modifications were made by the Compensation Committee with respect to 2011 bonuses. Second, salary adjustment decisions with respect to an executive officer are made at the end of the year based in part upon achievement of individual performance targets, as discussed above under the heading “Compensation Components—Base Salary.” The targets set for 2011 varied by business unit and the executive’s function within Cott. The individual targets for the Chief Executive Officer were approved by the Compensation Committee, and the individual targets for the other named executive officers were approved by the Chief Executive Officer. The targets were set to reflect the executive’s role in ongoing and planned business initiatives and were designed to closely correlate with operating results. In setting specific target levels, a variety of factors were considered, including our areas of focus for the year, our relationships with customers and suppliers, and general economic conditions. A description of the targets applicable to our named executive officers is set out below:

Individual 2011 performance targets approved by the Compensation Committee for our Chief Executive Officer included:

•	Deliver targeted level of Cliffstar synergies and identify additional synergies for 2012;

•	Achieve specific financial and operational targets;

•	Successfully transform Cott’s information technology function from a nearly 100% outsourced, single vendor relationship to a combination of in-house resources and multi-vendor strategy;

•	Pay down outstanding debt on Cott’s asset-based lending facility; and

•	Develop strategic and operational initiatives for long-term growth of Cott.

Individual 2011 performance targets for our Chief Financial Officer included:

•	Deliver targeted level of Cliffstar synergies and identify additional synergies for 2012;

•	Pay down outstanding debt on Cott’s asset-based lending facility;

•	Continue to improve internal control over financial reporting; and

•	Implement strategic and operational initiatives for long-term growth of Cott.

Individual 2011 performance targets for our Chief Procurement Officer included:

•	Deliver targeted level of Cliffstar synergies and identify additional synergies for 2012;

•	Optimally manage commodity costs against budget for 2011; and

•	Optimally manage information technology costs.

Individual 2011 performance targets for the President of our U.S. Business Unit included:

•	Deliver targeted level of Cliffstar synergies and identify additional synergies for 2012; and

•	Deliver volume and revenue targets for certain businesses and for certain key customers.

Individual 2011 performance targets for our Vice President, General Counsel and Secretary included:

•	Develop and oversee legal support function for implementation of strategic and operational initiatives for long-term growth of Cott;

•	Reduce legal fees incurred by outside counsel by managing in-house legal review and reducing litigation life cycle; and

•	Realign legal department to effectively manage Cott’s legal needs following the acquisition of Cliffstar while mitigating risk.

The individual performance targets are set in order to accomplish two objectives. First, the targets represent management’s and the Compensation Committee’s goals for Cott’s performance over time, based on market factors, customer relationships, commodity costs and other operational considerations that we weigh in preparing internal forecasts. Second, they provide executives with meaningful objectives, directly related to their job function, that motivate the executive to positively contribute to our success.

Measuring Achievement; Payment of Performance Bonuses

Based on audited results for the fiscal year, management presents a recommendation to the Compensation Committee for performance bonus payments for named executive officers based on results achieved as compared to the corporate and individual targets established for that fiscal year. The Compensation Committee has the discretion to award the amount corresponding to that level of achievement, or to increase or decrease the award payable if it believes such action would be in the best interest of Cott and our shareowners.

As discussed above, for 2011, performance criteria for the bonus pools were based 70% on EBITDA, 15% on operating free cash flow, and 15% on revenue. In February 2012, management presented to the Compensation Committee 2011 year-end results for each of the business units corresponding to the bonus pools. Each of our bonus-eligible named executive officers, other than the President of our U.S. Business Unit, participated in the Corporate bonus pool, and was entitled to a performance bonus for 2011 equal to 0.71 times target. The Compensation Committee determined that each named executive participating in the Corporate bonus pool met his or her individual performance targets and received the full amount of their respective bonuses. Although actual EBITDA results in 2011 for the U.S. bonus pool were below the “threshold” level, the Compensation Committee determined to pay a bonus to Mr. Gibbons with a multiplier of 0.35 times target in recognition of Mr. Gibbons’ achievement of his 2011 individual performance targets, which focused primarily on the successful completion of the integration of Cliffstar into our operations.

Long-Term Incentive Plans

In 2011, our senior-level employees were eligible to participate in our 2010 Equity Incentive Plan. There is no set formula for the granting of awards to individual executives or employees under the 2010 Equity Incentive Plan. Generally, we use a methodology to determine award size based on benchmarking against our peer group and the industry in general, among other factors.

The 2010 Equity Incentive Plan provides the Compensation Committee and management the flexibility to design compensatory awards responsive to Cott’s needs. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Subsequent to the adoption of the 2010 Equity Incentive Plan, the Compensation Committee determined that certain of Cott’s long-term incentive plans were no longer needed and terminated the Restated EISPP, the PSU Plan, and the SAR Plan effective February 23, 2011. The board terminated the 1986 Option Plan effective as of the same date. As of December 31, 2011, there were no awards outstanding under the Restated EISPP, the PSU Plan, or the SAR Plan. Outstanding awards under the 1986 Option Plan will continue in accordance with the terms of the 1986 Option Plan until exercised, forfeited or terminated, as applicable. The 2010 Equity Incentive Plan and the 1986 Option Plan are described in more detail under the heading “Equity Compensation Plan Information” on page 49 of this proxy circular.

In 2011, our named executive officers, other than our Chief Executive Officer, received a combination of performance-based restricted share units and time-based restricted share units under the 2010 Equity Incentive Plan. Performance-based restricted share units represented 75% of the long-term incentive compensation received by such named executive officers, with the remaining 25% comprised of time-based restricted share units. Performance-based restricted share units represented 100% of the long-term incentive compensation received by our Chief Executive Officer.

All of the time-based restricted share units vest at the end of 2013, and all of the performance-based restricted share units vest at the end of 2013 based on the achievement of a specific level of cumulative pre-tax income during the three-year period ending at the end of 2013. The Compensation Committee selected a three-year performance period based upon input received from Cook regarding the time period utilized with respect to similar awards made by similarly-situated public companies, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Company performance. The Compensation Committee believes that this combination of performance-based and time-based restricted share units incentivizes our named executive officers, aligns the interests of such named executive officers with those of our shareowners, and encourages executive retention. For grants in 2012, the Compensation Committee has granted to each named executive officer, including the Chief Executive Officer, a combination of time-based restricted share units, stock options and performance-based restricted share units to further align the compensation practices of Cott with that of its peer group.

Retirement Benefits

In 2011, as part of our cost-reduction efforts, we continued to limit executive benefits to those specifically granted pursuant to employment agreements (as discussed in the narrative following the Summary Compensation Table and below). Our named executive officers are eligible to participate in our 401(k) Plan, which is open to all salaried and non-union hourly employees. Employees are eligible to join this plan the first day of the month following 90 days of employment. Employees can contribute up to 30% of their eligible earnings. During 2011, we matched up to 3.5% of employee contributions, subject to caps based on limits set by applicable law.

Perquisites and Other Personal Benefits

In order to attract and retain executive talent, we provide our executive officers with limited perquisites and other personal benefits that are not otherwise available to all of our employees, including an annual executive physical examination and a car allowance to certain named executive officers. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers to ensure that they are appropriately limited and effectively facilitate job performance. The Compensation Committee conducted such a review in 2011, and determined that perquisites and personal benefits provided were appropriately limited and effectively facilitated job performance and that the award of a car allowance to each of our Chief Financial Officer and Vice President, General Counsel and Secretary was appropriate. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 36 of this proxy circular.

Severance Arrangements

We have arrangements with our executive officers to provide for payment and other benefits if an executive’s employment is terminated under certain circumstances. We have entered into such arrangements in order to discourage executives from voluntarily terminating their employment with us in order to accept other employment opportunities, and to provide assurances to our executives that they will be compensated if terminated by us without cause. The specific arrangements for each officer may differ, depending on the terms of the officer’s employment agreement or whether such officer participates in one of our severance plans.

Severance and Legacy Retention Plans

In February 2009, we implemented the Cott Corporation Severance and Non-Competition Plan (the “Severance Plan”). The Severance Plan offers participants a more modest package of benefits upon a qualified termination of employment than was available under the prior plan discussed below. Mr. Fowden participates in the Severance Plan effective February 18, 2009. Subject to certain exceptions, the Severance Plan defines his entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. The Severance Plan and Mr. Fowden’s entitlements under such plan are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Severance Plan” on page 43 of this proxy circular. Michael Gibbons, the President of our U.S. Business Unit, is the only other named executive officer who participates in the Severance Plan as of December 31, 2011.

Prior to February 18, 2009, Mr. Fowden participated in the Retention, Severance and Non-Competition Plan (the “Legacy Retention Plan”). The Legacy Retention Plan supersedes applicable provisions of each executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment under certain circumstances. William Reis is the only named executive officer that participates in the Legacy Retention Plan as of December 31, 2011. The Legacy Retention Plan, and the participants’ entitlements under such plan, are described in more detail under the heading “Potential Payments Upon Termination or Change of Control—Legacy Retention Plan” on page 45 of this proxy circular.

Other Severance Payments

Neal Cravens and Marni Poe do not participate in a severance plan. These officers’ entitlements under a qualified termination of employment are governed by their respective employment letter agreements. The terms of Mr. Cravens’s and Ms. Poe’s arrangements are described in more detail under the heading “Potential Payments to Other Named Executive Officers” on page 48 of this proxy circular. Mr. Cravens retired as Chief Financial Officer of Cott effective March 20, 2012, and Jay Wells was appointed as Chief Financial Officer of Cott, effective as of the same date. Mr. Wells’ entitlements under a qualified termination of employment are governed by his employment letter agreement.

Treatment of Equity Awards upon Termination or Change of Control

Our 2010 Equity Incentive Plan (see “Equity Compensation Plan Information” on page 49 of this proxy circular) contains provisions triggered by a change of control of Cott, thus providing assurances to our executives and employees that their equity investment in Cott will not be lost in the event of the sale, liquidation, dissolution or other change of control of Cott. By structuring our long-term incentive plans to tie some equity compensation to continued employment with us, we hope to provide an incentive to our employees to remain with us and not leave us to accept employment elsewhere. Our 1986 Option Plan also has provisions that are triggered by a change of control, but because all awards under the 1986 Option Plan were vested as of December 31, 2011, a change of control would not affect awards under the 1986 Option Plan.

A more detailed discussion of payments in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” on page 41 of this proxy circular.

Share Ownership Guidelines

The board of directors has established minimum share ownership requirements for the Chief Executive Officer, Chief Financial Officer, all other executive officers, and direct reports to the Chief Executive Officer. Under these requirements, the Chief Executive Officer must own common shares having a minimum aggregate value equal to four times his annual base salary. The Chief Financial Officer must own common shares having a minimum aggregate value equal to two times his annual base salary. Other executive officers and direct reports to the Chief Executive Officer must own common shares having a minimum aggregate value equal to one and a half times his or her annual base salary. The Corporate Governance Committee or the board of directors may, from time to time, reevaluate and revise these guidelines to give effect to changes in Cott’s common share price, capitalization, or changes in the base salary or the title of the above mentioned persons.

The value of shares owned by each of the above persons as calculated under the guidelines, and compliance with the share ownership requirements, is measured on December 31st of each year by Cott’s Vice President, General Counsel and Secretary. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline. However, until the guideline amount is achieved, such persons are required to retain an amount equal to 100% of net shares received as equity compensation. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted stock, restricted stock units, performance shares, or performance share units. Shares purchased on the open market may be sold in compliance with Cott’s policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our stock and are thus closely aligned with the interests of Cott’s shareowners.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, officers, employees and consultants of Cott and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information.

Trades by directors, executive officers and certain other employees are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our Vice President, General Counsel and Secretary. This policy also prohibits directors, officers, employees and consultants of Cott from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities.

Policy Regarding Clawback of Incentive Compensation

On October 25, 2011, our board of directors adopted a clawback policy that allows the board to recoup any excess incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

We believe the clawback policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that in hindsight, should not have been rewarded.

Risk Management Considerations

The Compensation Committee believes that Cott’s performance-based cash bonus and long-term incentive plans create incentives for our executives and other employees to create long-term shareowner value. Several elements of the program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:

•

The base salary portion of compensation is designed to provide a steady income regardless of Cott’s performance so that executives do not feel pressured to focus on achievement of certain performance goals at the expense of other aspects of Cott’s business.

•

The performance goals used to determine the amount of an executive’s bonus are measures that the Compensation Committee believes drive long-term shareowner value. These measures are EBITDA, operating free cash flow, and revenue. The Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk-taking to achieve short-term results.

•

The measures used to determine whether performance-based restricted share units vest are based on performance over a three-year period. The Compensation Committee believes that the three-year measurement period reinforces the link between incentives and long-term Company performance.

•	Cash bonuses are capped at 200% of target, and vesting for performance-based restricted share units is capped at 125% of target.

•

The equity awarded is a mix of time-based and performance-based restricted share units. The Compensation Committee believes that this mix avoids having a relatively high percentage of compensation tied to one element, and that the time-based restricted share units should reduce risky behavior because these awards are designed to retain employees and are earned over time.

•	Compensation is balanced between short-term and long-term compensation, creating diverse time horizons.

•

The relationship between performance for a given metric and the corresponding payout factor that, the Compensation Committee believes, mitigates risk by avoiding situations where a relatively small amount of increased performance results in a relatively high corresponding amount of increased compensation.

•	Named executive officers are required to hold a certain amount of Cott shares, which aligns their interests with those of our shareholders.

•	We have implemented accounting policies and internal controls over the measurement and calculation of performance goals.

•

We have implemented a clawback policy that allows our board of directors to recoup any excess incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott (whether or not based on misconduct) due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

•

The Compensation Committee approves our short-term and long-term incentive compensation programs, which mitigates risk by empowering a group of independent directors with substantial experience and expertise.

•	Cott and the Compensation Committee have separately engaged outside compensation consultants who are knowledgeable regarding various compensation policies and their associated risks.

The Compensation Committee has reviewed Cott’s compensation policies and practices for its employees and determined that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on Cott.

Tax and Accounting Implications

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, “Share-based Payments,” grants of equity-classified awards result in compensation expense for Cott. The Compensation Committee considers the accounting and tax treatment accorded to equity awards and takes steps to ensure that any issues are addressed by management, however, such treatment has not been a significant factor in establishing Cott’s compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended (the “Code”), which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and certain other highly compensated officers who were employed at year-end. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, and the Compensation Committee has broad discretion to do so. In 2011, no named executive officers received non-performance based compensation in excess of the Section 162(m) tax deduction limit.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option/ SAR Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Jerry Fowden	2011		711,719	—		880,875	—		516,200	38,875	(4)	2,147,669
Chief Executive Officer (PEO)(5)	2010		625,313	—		3,083,438	1,290,000	(6)	561,703	229,128		5,789,582	(7)
	2009		549,936	—		—	118,750	(8)	770,735	32,324		1,471,745

Neal Cravens	2011		355,833	—		303,115	—		190,638	22,252	(9)	871,838
Chief Financial Officer (PFO)	2010		300,000	20,000	(10)	984,375	—		225,000	20,732		1,550,107
	2009	(11)	94,423	—		—	192,331	(12)	128,100	4,243		419,097

Marni Morgan Poe	2011		293,750	—		216,523	—		105,412	11,808	(13)	627,493
Vice President, Secretary and	2010	(11)	230,833	20,000	(10)	616,875	—		117,500	23,922		1,009,130
General Counsel

William Reis	2011		328,000	25,000	(14)	279,851	—		176,006	37,656	(15)	846,513
Senior Vice President, Global	2010		320,000	—		1,050,001	—		240,000	32,093		1,642,094
Procurement and Chief Procurement Officer	2009		324,000	—		—	—		409,920	37,374		771,294

Michael Gibbons,	2011		335,500	15,000	(14)	246,139	—		88,357	36,279	(16)	721,275
President—U.S. Business Unit	2010	(11)	275,000	—		902,344	—		164,691	33,959		1,375,994

(1)	Stock awards in 2011 are time-based and performance-based restricted stock units granted under the 2010 Equity Incentive Plan. The amounts reported in this column for 2011 reflect the aggregate grant date fair values for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718 (“ASC 718”), excluding the effect of estimated forfeitures. The assumptions used for the valuations are set forth in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The grant date fair values of awards granted in 2011 subject to performance conditions is as follows: Mr. Fowden: $880,875; Mr. Cravens: $209,849; Ms. Poe: $149,901; Mr. Reis: $193,743; and Mr. Gibbons: $170,404. If the highest level of performance were to be achieved for these awards, the grant date fair values of awards subject to performance conditions would be as follows: Mr. Fowden: $1,468,125; Mr. Cravens: $349,748; Ms. Poe: $249,834; Mr. Reis: $322,905; and Mr. Gibbons: $284,006.

Stock awards in 2010 are time-based and performance-based restricted stock units granted under the 2010 Equity Incentive Plan. The amounts reported in this column for 2010 reflect the aggregate grant date fair values for time-based and performance-based restricted stock units computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used for the valuations are set forth in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011. The grant date fair values of awards granted in 2010 subject to performance conditions is as follows: Mr. Fowden: $2,134,688; Mr. Cravens: $421,875; Ms. Poe: $264,375; Mr. Reis: $450,000; and Mr. Gibbons: $386,719. If the highest level of performance were to be achieved for these awards, the grant date fair values of awards subject to performance conditions would be as follows: Mr. Fowden: $3,557,813; Mr. Cravens: $703,125; Ms. Poe: $440,625; Mr. Reis: $750,000; and Mr. Gibbons: $644,531.

(2)	The values of option and SAR awards reflect the grant date fair values, as computed in accordance with ASC 718. The assumptions used for the valuations are set forth in Note 6 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 2, 2010 and Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2011.

(3)	The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Cott’s annual performance bonus plan.

(4)	Includes car allowance of $16,000, phone allowance of $2,430, health and dental premiums of $7,867, retirement plan contribution of $8,575, $1,516 of income imputed for term life insurance and disability premiums, and $2,487 for an annual medical exam.

(5)	Mr. Fowden was appointed Chief Executive Officer on February 19, 2009. He was serving as President, International and Interim President, North America on December 27, 2008, and was a named executive officer in that capacity.

(6)	This amount represents an option grant to Mr. Fowden to purchase 250,000 common shares of Cott on February 18, 2010. On August 9, 2010, Cott and Mr. Fowden entered into a Common Share Option Cancellation and Forfeiture Agreement to cancel this award in order to transition him to the 2010 Equity Incentive Plan.

(7)	Includes the grant date fair value of $1,290,000 for an option granted to Mr. Fowden to purchase 250,000 common shares of Cott on February 18, 2010. This option was cancelled on August 9, 2010 pursuant to a Common Share Option Cancellation and Forfeiture Agreement entered into between Mr. Fowden and Cott.

(8)	Mr. Fowden was awarded an option to purchase 250,000 common shares of Cott in connection with the commencement of his employment as Chief Executive Officer. The option vested over a period of one year following the grant date in four equal amounts on a quarterly basis.

(9)	Includes health and dental premiums of $10,238, phone allowance of $2,025, retirement plan contribution of $8,575, and $1,414 of income imputed for term life insurance and disability premiums.

(10)	Represents a discretionary bonus awarded in connection with the acquisition of Cliffstar and its affiliated entities.

(11)	Certain named executive officers did not serve a full year because they became an executive officer of Cott during the fiscal year.

(12)	Mr. Cravens was awarded 100,000 SARs as an inducement award under the terms of his employment letter agreement. On August 10, 2010, Cott entered into a Stock Appreciation Right Cancellation Agreement with Mr. Cravens, pursuant to which Cott and Mr. Cravens agreed to cancel this award. Such cancellation was effective as of September 2, 2010, prior to the vesting of any amounts under the award.

(13)	Includes phone allowance of $2,025, retirement plan contribution of $8,575, and $1,208 of income imputed for term life insurance and disability premiums.

(14)	Represents a discretionary bonus awarded in connection with the integration of Cliffstar into the operations of Cott.

(15)	Includes car allowance of $13,500, health and dental premiums of $7,867, phone allowance of $2,025, retirement plan contribution of $8,575, and $1,475 of income imputed for term life insurance and disability premiums, and $4,214 for an annual medical exam.

(16)	Includes car allowance of $13,500, health, dental and disability premiums of $10,238, phone allowance of $1,905, retirement plan contribution of $8,575, $1,339 of income imputed for term life insurance premiums and $722 for an annual medical exam.

Each of our named executive officers has a written employment agreement or offer letter setting forth the material terms of his or her employment. Under these employment agreements or offer letters, these executives receive annual base salaries at rates not less than the amounts reported in the Summary Compensation Table for 2011, which may be adjusted from time to time. Each of these agreements provides for:

•	eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee, and

•	customary allowances and limited perquisites.

Each of the named executive officers employed by Cott as of the end of 2011 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and nondisparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Cott for each named executive officer, as applicable, are described more particularly below under the heading “Potential Payments Upon Termination or Change of Control” on page 41 of this proxy circular.

Named Executive Officer Employment Agreements

Jerry Fowden Employment Agreement

Effective February 18, 2009, we entered into an employment letter agreement with Jerry Fowden to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary, which was increased to $725,000 in 2011 and to $800,000 in 2012, and a car allowance. Mr. Fowden is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 80% of his base salary. Mr. Fowden’s annual bonus target was increased to 90% of his base salary in 2010 and to 100% of his base salary in 2011.

Mr. Fowden is eligible to participate in all of our long-term incentive plans made available from time to time to our senior executives at the discretion of the Compensation Committee, including the 2010 Equity Incentive Plan. The grants to Mr. Fowden under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table in Fiscal 2011 on page 39 of this proxy circular.

Mr. Fowden participates in the Severance Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Neal Cravens Employment Agreement

Mr. Cravens retired as Chief Financial Officer of Cott effective March 20, 2012. Mr. Cravens will continue with us until the end of 2012 to ensure an efficient transition to his successor, Jay Wells. The offer letter agreement that we entered into on August 19, 2009 governs the terms of Mr. Cravens’s employment. The agreement provides for an annual base salary, which was increased to $357,000 in 2011. Mr. Cravens is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Cravens is eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee, including the 2010 Equity Incentive Plan, and he received an inducement award under the SAR Plan. The grants to Mr. Cravens under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table in Fiscal 2011 on page 39 of this proxy circular.

Mr. Cravens is subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of nine months following termination, regardless of the cause of the termination.

William Reis Employment Agreement

On January 29, 2007, we entered into an offer letter agreement with William Reis to join us as Chief Procurement Officer. The agreement has an indefinite term and provides for an annual base salary, which was increased to $329,600 in 2011 and to $362,560 in 2012, and a car allowance. Mr. Reis is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Reis is eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee, including the 2010 Equity Incentive Plan, and he received an inducement award under the PSU Plan. The grants to Mr. Reis under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table in Fiscal 2011 on page 39 of this proxy circular.

Mr. Reis participates in our Legacy Retention Plan pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a restrictive covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination, regardless of the cause of the termination.

Marni Poe Employment Agreement

On January 14, 2010, we entered into an offer letter agreement with Marni Poe to serve as our Vice President, General Counsel. The agreement has an indefinite term and provides for an annual base salary, which was increased to $296,100 in 2011 and to $331,632 in 2012. Ms. Poe is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 50% of her base salary. Ms. Poe’s annual bonus target was increased to 75% of her base salary in 2012.

Ms. Poe is eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee, including the 2010 Equity Incentive Plan. The grants to Ms. Poe under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table in Fiscal 2011 on page 39 of this proxy circular.

Ms. Poe is subject to a restrictive covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of six months following termination, regardless of the cause of the termination.

Michael Gibbons Employment Agreement

On March 6, 2009, we entered into an offer letter agreement with Michael Gibbons to serve as Senior Vice President and General Manager of our U.S. business unit. The agreement has an indefinite term and provides for an annual base salary, which was increased to $336,600 in 2011 and to $353,430 in 2012, and a car allowance. Mr. Gibbons is eligible to participate in our short-term executive bonus plan with an annual target bonus equal to 75% of his base salary.

Mr. Gibbons is eligible to participate in our benefit plans made available to our employees and senior executives, as well as our long-term incentive plans at the discretion of the Compensation Committee, including the 2010 Equity Incentive Plan. The grants to Mr. Gibbons under the 2010 Equity Incentive Plan are set forth in the Grants of Plan-Based Awards Table in Fiscal 2011 on page 39 of this proxy circular.

Mr. Gibbons participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of one year following termination, regardless of the cause of the termination.

Grants of Plan-Based Awards in Fiscal 2011

The following table sets forth information with respect to performance-based restricted share units and time-based restricted share units granted under the 2010 Equity Incentive Plan during the year ended December 31, 2011 to each of our named executive officers.

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units Awards(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jerry Fowden	—	—	362,500	725,000	1,450,000	—	—	—	—	—	—	—
	5/6/2011	5/4/2011		—	—	68,765	137,529	171,912	—	—	—	880,875
Neal Cravens	—	—	133,875	267,750	535,500	—	—	—	—	—	—	—
	5/6/2011	5/4/2011		—	—	16,382	32,763	40,954	—	—	—	209,849
	5/6/2011	5/4/2011		—	—	—	—	—	10,921	—	—	93,266
Marni Poe	—	—	74,025	148,050	296,100	—	—	—	—	—	—	—
	5/6/2011	5/4/2011		—	—	11,702	23,404	29,255	—	—	—	149,901
	5/6/2011	5/4/2011		—	—	—	—	—	7,801	—	—	66,623
William Reis	—	—	123,600	247,200	494,400	—	—	—	—	—	—	—
	5/6/2011	5/4/2011		—	—	15,124	30,249	37,811	—	—	—	193,743
	5/6/2011	5/4/2011		—	—	—	—	—	10,083	—	—	86,108
Michael Gibbons	—	—	126,225	252,450	504,900	—	—	—	—	—	—	—
	5/6/2011	5/4/2011		—	—	13,302	26,605	33,256	—	—	—	170,404
	5/6/2011	5/4/2011		—	—	—	—	—	8,868	—	—	75,735

(1)	The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2011. If performance is below threshold then no amounts will be paid. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “Compensation Discussion and Analysis” section of this proxy circular.

(2)	The amounts in these columns represent performance-based restricted share unit awards. The performance-based restricted share unit awards vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2011 and ending on the last day of our 2013 fiscal year. The amounts included in the “Threshold” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 80% of the “target” pre-tax income level. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 125% of the “target” pre-tax income level.

(3)	The amounts in this column represent grants of time-based restricted share units. Time-based restricted share units granted in 2011 vest on the last day of our 2013 fiscal year.

(4)	The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair values of the performance- and time-based restricted share units granted in fiscal 2011. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The assumptions used for determining values are set forth in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 31, 2011 for each of our named executive officers.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type of Award	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jerry Fowden	—	—	—	—	Performance-Based RSU	137,529	(2)	860,932
	—	—	—	—	Performance-Based RSU	495,000	(4)	3,098,700
	—	—	—	—	Time-Based RSU	165,000	(5)	1,032,900
Neal Cravens	—	—	—	—	Performance-Based RSU	32,763	(2)	205,096
	—	—	—	—	Time-Based RSU	10,921	(3)	68,365
	—	—	—	—	Performance-Based RSU	97,826	(4)	612,391
	—	—	—	—	Time-Based RSU	97,826	(5)	612,391
Marni Poe	—	—	—	—	Performance-Based RSU	23,404	(2)	146,509
	—	—	—	—	Time-Based RSU	7,801	(3)	48,834
	—	—	—	—	Performance-Based RSU	61,304	(4)	383,763
	—	—	—	—	Time-Based RSU	61,304	(5)	383,763
William Reis	—	—	—	—	Performance-Based RSU	30,249	(2)	189,359
	—	—	—	—	Time-Based RSU	10,083	(3)	63,120
	—	—	—	—	Performance-Based RSU	104,348	(4)	653,218
	—	—	—	—	Time-Based RSU	104,348	(5)	653,218
Michael Gibbons	7,500	—	28.98	7/20/2012	—	—		—
	—	—	—	—	Performance-Based RSU	26,605	(2)	166,547
	—	—	—	—	Time-Based RSU	8,868	(3)	55,514
	—	—	—	—	Performance-Based RSU	89,674	(4)	561,359
	—	—	—	—	Time-Based RSU	89,674	(5)	561,359

(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 30, 2011 ($6.26).

(2)	This amount represents performance-based restricted share units granted in 2011. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2011 and ending on the last day of our 2013 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 1, 2011 and ending on the last day of our 2013 fiscal year. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(3)	This amount represents time-based restricted share units granted in 2011. The time-based restricted share units vest on the last day of our 2013 fiscal year, assuming continued employment through such date.

(4)	This amount represents performance-based restricted share units granted in 2010. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 1, 2010 and ending on the last day of our 2012 fiscal year. The amounts included reflect the total number of shares that would be issued at the end of the three-year performance period if Cott achieves 100% of the “target” pre-tax income level.

(5)	This amount represents time-based restricted share units granted in 2010. The time-based restricted share units vest on the last day of our 2012 fiscal year, assuming continued employment through such date.

Option Exercises and Stock Vested In Fiscal 2011

The following table sets forth information with respect to option exercises and stock awards vesting during 2011 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jerry Fowden	250,000	1,747,500	161,043	1,363,001
Neal Cravens	—	—	—	—
Marni Poe	—	—	—	—
William Reis	—	—	51,040	860,379
Michael Gibbons	—	—	—	—

Potential Payments Upon Termination or Change of Control

2010 Equity Incentive Plan

Under the 2010 Equity Incentive Plan, in the event of a Change of Control, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If such awards are not continued, assumed or replaced by the surviving or successor entity then (i) outstanding options and stock appreciation rights issued to a participant that are not yet fully exercisable will immediately become exercisable in full and will remain exercisable in accordance with their terms, (ii) all unvested restricted shares, restricted share units, performance shares and performance units will become immediately fully vested and non-forfeitable; and (iii) any performance objectives applicable to awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable award. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the 2010 Equity Incentive Plan.

The 2010 Equity Incentive Plan defines “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation; (ii) the consummation of a sale by Cott of all or substantially all of Cott’s undertakings and assets; (iii) the date upon which individuals who, on the effective date of the 2010 Equity Incentive Plan constitute Cott’s Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the 2010 Equity Incentive Plan whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of Cott in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Cott as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or (iv) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott.

If a Change of Control had occurred on December 31, 2011 and the surviving or successor entity did not continue, assume or replace awards outstanding as of such date and the Compensation Committee had not elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the 2010 Equity Incentive Plan, the named executive officers would have been entitled to a payment for accelerated vesting under the 2010 Equity Incentive Plan as follows:

2010 Equity Incentive Plan	Accelerated Vesting ($)(1)
Jerry Fowden	5,982,442
Neal Cravens	1,702,620
Marni Poe	1,095,442
William Reis	1,769,554
Michael Gibbons	1,526,755

(1)	Represents the value, based on the closing price of our common shares on the NYSE as of December 30, 2011 ($6.26), of (i) unvested time-based restricted share units under the 2010 Equity Incentive Plan, and (ii) unvested performance-based restricted share units under the 2010 Equity Incentive Plan, assuming the performance objectives applicable to such awards were satisfied to the maximum degree.

These amounts are included in the applicable “Accelerated Vesting” column in the tables under the headings “Payments to Jerry Fowden and Michael Gibbons under the Severance Plan” on page 44, and “Payments to William Reis under the Legacy Retention Plan” on page 47.

Additionally, in the case of a grantee’s termination without Cause or resignation with Good Reason, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed. The 2010 Equity Incentive Plan defines “Cause” and “Good Reason” the same way as the Severance Plan described on page 43.

Assuming the named executive officers had been terminated on December 31, 2011 by Cott without Cause or by the named executive officers for Good Reason, they would have been entitled to the following:

2010 Equity Incentive Plan	Pro Rata Equity Awards ($)(1) (2)
Jerry Fowden	688,944
Neal Cravens	431,231
Marni Poe	272,234
William Reis	456,715
Michael Gibbons	392,913

(1)	Represents time-based restricted share units granted to our named executive officers in 2011 and 2010, with a value based on the closing price of our common shares on the NYSE as of December 30, 2011 ($6.26).

(2)	Because the performance periods for the performance-based restricted share units granted to our named executive officers in 2011 and 2010 have not yet expired, the number of performance-based restricted share units that such named executive officers would have been entitled to on December 31, 2011 is not capable of determination. As a result, such awards are not included in this column.

These amounts are included in the applicable “Pro Rata Equity Awards” column in the tables under the headings “Payments to Jerry Fowden and Michael Gibbons under the Severance Plan” on page 44, “Payments to William Reis under the Legacy Retention Plan” on page 47, and “Potential Payments to Other Named Executive Officers” on page 48.

Severance Plan

In February 2009, we commenced the Severance Plan. As of December 31, 2011, Mr. Fowden and Mr. Gibbons are the only executive officers who participate in such plan. The triggering events for any severance payments under the Severance Plan are designed to discourage executive officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the executive officers that they will be compensated if terminated by us without Cause. Subject to certain exceptions described below, the Severance Plan defines Mr. Fowden’s entitlements upon a qualified termination of employment and replaces all previous termination and severance entitlements to which he may have been entitled. These arrangements are described for Mr. Fowden below.

The Compensation Committee determines which employees participate in the Severance Plan. Each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees–1 times; Level 2 Employees–0.75 times; Level 3 Employees–0.50 times. Mr. Fowden is a Level 1 employee. Mr. Gibbons is a Level 2 employee.

The Severance Plan defines “Cause” to mean:

(i)	the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of Cott after written notice by Cott of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten (10) days of the receipt of such notice;

(ii)	theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Cott, or in the carrying out of his duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement or restrictive covenants set out in the Severance Plan;

(iii)	the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv)	the participant’s breach of a fiduciary duty owed to Cott; or

(v)	the participant’s refusal to follow the lawful written reasonable and good faith direction of the board of directors.

The Severance Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as participant;

(iii)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(iv)	a material breach by Cott of any provisions of the Severance Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within ten (10) days of the receipt of such notice; or

(v)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Cott within fifteen (15) days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary and average bonus (based on the actual bonus paid for the previous two years) for the year in which the termination takes place multiplied by his severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings. In addition, the terminated participant would receive accelerated vesting of rights under our equity incentive plans and would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and, other than with respect to Mr. Fowden, the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.

Payments to Jerry Fowden and Michael Gibbons under the Severance Plan

Mr. Gibbons and, subject to certain exceptions Mr. Fowden, participate in the Severance Plan. Under the Severance Plan, if their employment is terminated by Cott without Cause or by the executive for Good Reason, each executive would receive a cash payment equal to the sum of his annual base salary and bonus (based generally on his average bonus for the previous two years) times a severance multiple. Mr. Fowden’s employment agreement provides that he would receive a pro rata bonus for the year of termination based on the actual bonus he would have received had he been employed through the end of the year. Mr. Fowden’s severance multiple is 1.0, except that under the terms of his employment letter agreement if a termination occurs in connection with a change of control, his severance multiple would be 1.5. A change of control is defined in his employment letter agreement as a takeover, consolidation, merger, amalgamation, sale of all or substantially all assets or a similar transaction involving Cott. Mr. Gibbons’s severance multiple is 0.75.

Assuming his employment had been terminated on December 31, 2011 by Cott without Cause or by Mr. Fowden for Good Reason, he would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)(1)	Pro Rata Equity Awards ($)	Total ($)
Jerry Fowden	725,000	725,000	9,634	2,826,570	688,944	4,975,148

(1)	Mr. Fowden is a Level 1 Employee and would have received the 280G gross-up.

Assuming his employment had been terminated on December 31, 2011 by Cott without Cause or by Mr. Gibbons for Good Reason, he would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)(1)	Pro Rata Equity Awards ($)	Total ($)
Michael Gibbons	252,450	189,338	9,839	(31,796)	392,913	812,744

(1)	As a Level 2 Employee, Mr. Gibbons may receive a 280G cut-back.

Assuming his employment had been terminated in connection with a Change of Control on December 31, 2011, Mr. Fowden would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Gross-up ($)(1)	Accelerated Vesting ($)	Total ($)
Jerry Fowden	1,087,500	1,087,500	14,451	2,826,570	5,982,442	10,998,463

(1)	Mr. Fowden is a Level 1 Employee and would have received the 280G gross-up.

Legacy Retention Plan

Mr. Reis is the only named executive officer serving at the end of fiscal 2011 who is a participant in the Legacy Retention Plan. The Legacy Retention Plan supersedes applicable provisions of an executive’s employment agreement and provides for severance payments to the executive upon a termination of his employment. The triggering events for any severance payments under the Legacy Retention Plan were designed to discourage officers from voluntarily terminating their employment with us in order to accept other employment opportunities. The triggering events also provide assurances to the officers that they will be compensated if terminated by us without cause.

The Legacy Retention Plan provides for different payment calculations depending on whether the termination occurs in connection with a Change of Control of Cott. For purposes of the Legacy Retention Plan, a Change of Control means:

A.	a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to sub-sections 93(1)(b) or (c) thereof, is completed in respect of more than twenty percent (20%) of Cott’s common shares and the majority of the members who were members of our board of directors prior to completion of such take-over bid are replaced within 60 days following completion of such take-over bid; or

B.	any of the following occur: (A) any consolidation, merger or amalgamation of Cott with or into any other corporation whereby our voting shareowners immediately prior to such event receive less than

50% of the voting shares of the consolidated, merged or amalgamated corporation; (B) a sale by us of all or substantially all of our undertakings or assets; (C) a proposal by or with respect to Cott being made in connection with our liquidation, dissolution or winding up; (D) any reorganization, reverse stock split or recapitalization of Cott that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Under the Legacy Retention Plan, each participant is assigned to one of three groups, which correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.5 times; Level 3 Employees-1 time. Mr. Reis is a Level 2 employee.

The Legacy Retention Plan contemplates a window (the “Change of Control Window”) that begins 90 days prior to the Change of Control or the first public announcement thereof and continues past the Change of Control for a length of one year multiplied by each participant’s severance multiple.

The Legacy Retention Plan defines “Cause” in the same way as the Severance Plan described on page 43 of this proxy circular.

The Legacy Retention Plan defines “Good Reason” to include any of the following:

(i)	a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii)	in the case of a participant who is identified in his award letter as a Level 1 Employee and who reports to the Chief Executive Officer as of the date on which he becomes a participant under this Plan, a change in the reporting structure of the participant such that he no longer reports to the Chief Executive Officer (or their equivalent) or any successor thereto following a Change of Control, including a successor to all or substantially all of the business, assets or undertakings of Cott;

(iii)	a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary;

(iv)	relocation of the participant’s principal place of employment to a location that is more than 50 miles away from his principal place of employment on the date upon which he became a participant, unless such relocation is effected at the request of the participant or with his approval;

(v)	a material breach by Cott of any provisions of the Legacy Retention Plan, or any employment agreement to which the participant and Cott are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Cott to correct such failure within 10 days of the receipt of such notice; or

(vi)	the failure of Cott to obtain the assumption in writing of its obligation to perform the Legacy Retention Plan by any successor to all or substantially all of the business or assets of Cott within 15 days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple, where we may do so legally and in accordance with the applicable benefit plans in effect from time to time. If the participant’s employment is terminated during the Change of Control Window, he would also receive accelerated vesting of rights under our equity incentive plans.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason at a time that falls outside the Change of Control Window, he will receive a cash payment of an amount equal to the participant’s total annual base salary, car allowance and target bonus multiplied by the participant’s severance multiple, less applicable withholdings. The terminated participant would also be paid accrued salary, vacation and a pro rata bonus at target for the year in which the termination took place, less applicable withholdings. In addition, the terminated participant would continue to receive benefits under our benefit plans for the number of years equal to his severance multiple.

Level 1 Employees receive gross-up payments in the event excise tax is imposed. Payments to Level 2 or 3 Employees who would otherwise be subject to excise tax are reduced to an amount that will result in no portion of the payments being subject to the excise tax. The 280G excise tax and gross-up is an estimated amount assuming an effective individual income tax rate of 40%. This amount is determined on the basis that the amount subject to excise tax would not be decreased by amounts attributable to reasonable compensation for services before the change of control.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Legacy Retention Plan.

Payments to William Reis under the Legacy Retention Plan

Assuming his employment had been terminated by Cott without Cause or by him for Good Reason on December 31, 2011 outside a Change of Control Window, Mr. Reis would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)(1)	Pro Rata Equity Awards ($)	Total ($)
William Reis	514,650	370,800	14,451	(430,306)	456,715	926,310

(1)	As a Level 2 Employee, Mr. Reis may receive a 280G cut-back.

Assuming his employment had been terminated by Cott without Cause or by him for Good Reason on December 31, 2011 inside a Change of Control Window, Mr. Reis would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	280G Cut-back ($)(1)	Accelerated Vesting ($)	Total ($)
William Reis	514,650	370,800	14,451	(430,306)	1,769,554	2,239,149

(1)	As a Level 2 Employee, Mr. Reis may receive a 280G cut-back.

The payments to Mr. Reis would be made by us as a lump sum after the date of termination of employment or, if a six-month delay is required to comply with Code Section 409A (for our named executive officers who are U.S. residents), on the first business day of the seventh month following the month in which termination occurs. The payments would be made within 30 days of an individual termination, 60 days of a group termination, and 120 days of a termination in connection with a Change of Control.

Participants in the Legacy Retention Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. The Legacy Retention Plan supersedes applicable provisions of each participant’s prior employment agreement, and participants agree to execute a general release of claims against Cott in return for payments under the Legacy Retention Plan.

Potential Payments to Other Named Executive Officers

Mr. Cravens and Ms. Poe do not participate in either the Severance Plan or the Legacy Retention Plan.

Effective September 8, 2009, we entered into an employment letter agreement with Neal Cravens to serve as our Chief Financial Officer. Under the terms of the employment letter agreement, in the event that Mr. Cravens’s employment is terminated by Cott without Cause or by Mr. Cravens for Good Reason (each as defined therein), Mr. Cravens would be entitled to receive a cash payment in an amount equal to nine months of his then-current annual base salary, less all applicable withholding taxes, payable over a nine-month period beginning 30 days after the date of termination.

Effective January 14, 2010, we entered into an employment letter agreement with Marni Poe to serve as our Vice President, General Counsel. Under the terms of the employment letter agreement, in the event that Ms. Poe’s employment is terminated by Cott without Cause or by Ms. Poe for Good Reason (each as defined therein), Ms. Poe would be entitled to receive a cash payment in an amount equal to six months of her then-current annual base salary, less all applicable withholding taxes, payable within 30 days of such termination, except in the case of an involuntary termination that is a part of a group termination program, in which case the payment would be made within 60 days.

Assuming their employment had been terminated on December 31, 2011 by Cott without Cause or by the executive for Good Reason, Mr. Cravens and Ms. Poe would have been entitled to the following cash payments:

	Cash Payments ($)	Pro Rata Equity Awards ($)	Total ($)
Neal Cravens	267,750	431,231	698,981
Marni Poe	148,050	272,234	420,284

Termination by Cott for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in applicable severance arrangements), other than the payment of unpaid salary and accrued and unused vacation pay.

Termination because of Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. Upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the 2010 Equity Incentive Plan vest and are paid, in the case of performance shares or units, upon certification by the Compensation Committee of the achievement of the results for the applicable performance period, and in the case of restricted shares or restricted share units, following the executive officer’s death. We provide executive-level life, short-term disability, and long-term care benefits to our executive officers that are not also available to our employees generally. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 36 of this proxy circular.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of Cott’s board of directors (collectively, the “Compensation Committee”) has submitted the following report for inclusion in this proxy circular:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy circular with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy circular and incorporated into Cott’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC and with all applicable Canadian securities authorities.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

ANDREW PROZES, CHAIR

BETTY JANE HESS

MARIO PILOZZI

February  24, 2012

EQUITY COMPENSATION PLAN INFORMATION

Set out below is information about the 2010 Equity Incentive Plan and the 1986 Option Plan, the only plans with awards outstanding as of December 31, 2011. With the adoption of the 2010 Equity Incentive Plan after shareowner approval was obtained in May 2010, in early 2011 the board of directors determined to terminate the 1986 Option Plan and certain of our other equity compensation plans. Options issued to participants under the 1986 Option Plan will continue to become exercisable, terminate and be forfeited in accordance with the terms of the 1986 Option Plan. The 2010 Equity Incentive Plan and the 1986 Option Plan generally require us to issue shares that would be dilutive to our shareowners.

Plan Category	Number of Common Shares to be Issued upon Exercise of Outstanding Options and Rights (a)		Weighted-average Exercise Price of Outstanding Options and Rights (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareowners
2010 Equity Incentive Plan(1)	3,867,322	(2)	—	132,678	(3)
Equity compensation plans not approved by shareowners
Restated Cott Corporation 1986 Common Share Option Plan, as amended(4)	283,500		CDN$20.47	3,035,252

(1)	The 2010 Equity Incentive Plan was approved by shareowners on May 4, 2010.

(2)	Includes shares issuable pursuant to (i) 1,396,807 time-based restricted share units granted under the 2010 Equity Incentive Plan which vest at the end of the 2012 fiscal year, (ii) 1,726,807 performance-based restricted share units granted under the 2010 Equity Incentive Plan, which represents the target number of shares that vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2010 and ending on the last day of the 2012 fiscal year; (iii) 151,545 time-based restricted share units granted under the 2010 Equity Incentive Plan which vest at the end of the 2013 fiscal year, (iv) 592,163 performance-based restricted share units granted under the 2010 Equity incentive Plan, which represents the target number of shares that vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2011 and ending on the last day of the 2013 fiscal year.

(3)	If any of the 3,867,322 shares to be issued pursuant to restricted share units do not vest, they will return to the pool of shares available for issuance under the 2010 Equity Incentive Plan.

(4)	As the 1986 Option Plan was adopted prior to our initial public offering, it was not approved by shareowners. Subsequent amendments to the plan that required shareowner approval have been approved by shareowners.

2010 Equity Incentive Plan

The 2010 Equity Incentive Plan is administered by the Compensation Committee or any other board committee as may be designated by the board from time to time. The 2010 Equity Incentive Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to Cott’s needs. Subject to the terms of the 2010 Equity Incentive Plan and applicable statutory and regulatory requirements, the Compensation Committee has the discretion to determine the persons to whom awards will be granted under the plan, the nature and extent of such awards, the times when awards will be granted, the duration of each award, and the restrictions and other conditions to which payment or vesting of awards may be subject.

Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or stock payments. Full-time, part-time or contract employees of Cott and its subsidiaries and non-employee directors of Cott may be selected by the Compensation Committee to receive awards under the 2010 Equity Incentive Plan.

The 2010 Equity Incentive Plan provides that up to 4,000,000 shares may be issued under the plan. Common shares issued under the 2010 Equity Incentive Plan may be newly-issued shares, shares held in Treasury or shares that have been reacquired by Cott. No participant may receive awards during any one calendar year representing more than 2,000,000 common shares. In addition, the maximum amount that may become vested under any cash-denominated award during any one calendar year is five million dollars ($5,000,000). These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for share splits, share dividends, recapitalizations and other similar transactions or events. In addition, the number of common shares issuable to insiders of Cott (as defined in Part I of the Toronto Stock Exchange Company Manual) at any time, and the number of shares issued to insiders of Cott within any one year period, under the 2010 Equity Incentive Plan or when combined with all of Cott’s other security based compensation arrangements (as described in the Toronto Stock Exchange Company Manual), may not exceed 10% of Cott’s issued and outstanding common shares, respectively. In addition, neither the board nor the Compensation Committee may, without further shareowner approval, grant to non-employee directors an amount equal to or greater than the lesser of (i) 1% of Cott’s issued and outstanding common shares; and (ii) an annual equity award of $100,000 per non-employee director. The aforementioned restriction may not be amended without further shareowner approval.

In, 2011, Cott granted 76,110 common shares to the non-management members of our board of directors. The common shares were issued in consideration of such directors’ annual board retainer fee.

In 2011, Cott granted 592,163 performance-based restricted share units and 151,545 time-based restricted share units. The performance-based restricted share units vest based on the achievement of a specified target level of cumulative pre-tax income for the period beginning on January 1, 2011 and ending on the last day of our 2013 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 1, 2011 and ending on the last day of our 2013 fiscal year. The time-based restricted share units vest on the last day of our 2013 fiscal year, assuming the participant’s continued employment on that date.

In 2010, Cott granted 78,790 common shares to the non-management members of our board of directors. The common shares were issued in consideration of such directors’ annual board retainer fee.

In 2010, Cott granted 1,726,807 performance-based restricted share units and 1,396,807 time-based restricted share units. The performance-based restricted share units vest based on the achievement of a specified target level of pre-tax income for the period beginning on January 3, 2010 and ending on the last day of our 2012 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of targeted pre-tax income that is achieved during the period beginning on January 3, 2010 and ending on the last day of our 2012 fiscal year. The time-based restricted share units vest on the last day of our 2012 fiscal year, assuming the participant’s continued employment on that date.

Restated 1986 Common Share Option Plan

Subsequent to the adoption of the 2010 Equity Incentive Plan, the board determined that the 1986 Option Plan was no longer needed and terminated the 1986 Option Plan, effective February 23, 2011. Outstanding options will continue in accordance with the terms of the 1986 Option Plan plans until exercised, forfeited or terminated, as applicable. Future awards are expected to be governed by the terms of our 2010 Equity Incentive Plan. The following description of the 1986 Option Plan is provided because options to purchase Cott shares remain outstanding under it notwithstanding its termination.

Prior to its termination, the 1986 Option Plan was administered by the Compensation Committee. Subject to certain limitations, the Compensation Committee had discretion to determine eligibility for participation in the 1986 Option Plan, the number of common shares for which options were granted, the date of grant of option awards and the vesting period for each option. The exercise price of options was the fair market value of our common stock based on the closing price on the Toronto Stock Exchange the day before the grant. Historically, stock option awards were a regular part of executive compensation. In recent years, however, we moved away from granting options to executives as long-term incentives. As a result, some longer-tenured employees hold options because they received them before the Compensation Committee determined to use other forms of long-term compensation. Upon ceasing to serve as an employee or director of Cott, options are generally forfeited if not exercised within 60 days.

Options held by our non-employee directors vest immediately and are reflected in footnote 3 to the table under the heading “Compensation of Directors” on page 13 of this proxy circular.

DIRECTORS’ AND OFFICERS’ INSURANCE

We provide insurance for the benefit of our directors and officers against certain liabilities that may be incurred by them in their capacity as directors and officers, as specified in the policy. The current annual policy limit is $75,000,000. We are reimbursed for amounts paid to indemnify directors and officers, subject to a deductible of $750,000 for securities claims and a deductible of $500,000 for all other claims. The deductible is our responsibility. There is no applicable deductible if we are unable to indemnify. The annual premium, which is currently $729,047, is paid by us.

Under the terms of our by-laws and agreements with each of our directors, we indemnify our directors and officers against certain liabilities incurred by them in their capacity as directors and officers to the extent permitted by law.

CORPORATE GOVERNANCE

Board and Management Roles

The board of directors has explicitly assumed responsibility for the stewardship of Cott, including:

•	the adoption of a strategic planning process,

•	the identification of the principal risks for Cott and the implementation of appropriate risk management systems,

•	succession planning and monitoring of senior management,

•	ensuring that we have in place a communications policy to enable us to communicate effectively and in a timely manner with our shareowners, other stakeholders and the public generally, and

•	the integrity of our internal control and management information systems.

All decisions materially affecting Cott, our business and operations, including long-term strategic and operational planning, must be approved by the board prior to implementation. Each year, management prepares a statement of objectives, plans and performance standards. This statement is submitted to the board of directors for its review and approval prior to implementation.

To assist in discharging its responsibilities effectively, the board has established three committees: the Audit Committee, the Corporate Governance Committee and the Human Resources and Compensation Committee. The roles of the committees as part of our governance process are outlined below, and their charters may be viewed on our website at www.cott.com. Each committee has the authority to retain special legal, accounting or other advisors.

Allocation of Responsibility between the Board and Management

The board has adopted a written mandate, the text of which is set out in Appendix A. The business and affairs of Cott are managed by or under the supervision of the board in accordance with all applicable laws and regulatory requirements. The board is responsible for providing direction and oversight, approving our strategic direction and overseeing the performance of our business and management. Management is responsible for presenting strategic plans to the board for review and approval and for implementing our strategic direction. The board has approved a job description for the Chief Executive Officer, which specifically outlines the responsibilities of this position. One of these responsibilities is to prepare, on behalf of management, a written statement of management’s objectives, plans and standards of performance. This report is reviewed and approved annually by both the Compensation Committee and the entire board. Additionally, we have established a lead independent director role and position descriptions for the chairman of the board and for each committee chair.

Board Oversight of Risk

Pursuant to the written mandate, management is responsible for day-to-day risk management and is responsible for implementing the risk management strategy for Cott. Risk oversight is a responsibility of the full board that is administered by the Audit Committee pursuant to the Audit Committee Charter. The Audit Committee discusses with management our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks, and the steps management has taken to monitor and control any exposure resulting from such risks.

At each regular meeting of the board, the Audit Committee reports to the board on the risks to Cott. Additionally, management from time to time reports to the board on the risks to Cott. Adjustments to the initiatives undertaken in connection with the risk assessment process may be made as a result of such reports. Over the course of the year, the Audit Committee further reviews with the board the risks facing Cott. We believe that the board oversight and involvement in risk assessment provides effective oversight of Cott’s enterprise risks.

Board’s Expectations of Management

The board expects management to pursue the following objectives:

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produce timely, complete and accurate information on our operations and business and on any other specific matter that may, in management’s opinion, have material consequences for us, our shareowners and other stakeholders,

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act on a timely basis and make appropriate decisions with regard to our operations, in accordance with all the relevant requirements and obligations and in compliance with our policies, with a view to increasing shareowner value,

•	apply a rigorous budget process and closely monitor our financial performance in terms of the annual budget approved by the board,

•	develop and implement a strategic plan in light of trends in the market, and

•	promote high ethical standards and practices in conducting our business.

Board Leadership

Our board is composed of 11 directors of which 10 are independent. Mr. David Gibbons is the Chairman of our board. Mr. Rosenfeld serves as our Lead Independent Director. The only nominee for director who is not independent is Mr. Fowden, our Chief Executive Officer. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence.

Cott has a separate Chairman of the Board and Chief Executive Officer. The board feels that separating the role of Chairman and Chief Executive Officer is in the best interests of shareowners at this time. This structure ensures a greater role for independent directors in the oversight of Cott and active participation by the independent directors in establishing priorities and procedures for the work of the board. The board believes that its leadership structure has not been affected by the board’s administration of the risk oversight function.

For each regular board meeting and most special meetings the Chairman establishes the agenda. Each member of the board may suggest items for the agenda and may also raise at any meeting subjects that are not on the agenda for that meeting.

The board believes that it is beneficial to designate a Lead Independent Director, and requires it whenever the Chairman is not independent. While David Gibbons was serving as Interim Chief Executive Officer, Mr. Rosenfeld became Lead Independent Director, an arrangement that the board wished to continue even after Mr. Gibbons ceased to serve as Interim Chief Executive Officer and became Chairman. The Lead Independent Director acts in a supportive capacity to the Chairman and acts as Chairman in the event the Chairman is unavailable.

The board conducts an annual evaluation to determine whether it and its committees are functioning effectively, which includes an evaluation of whether the current leadership structure continues to be optimal for Cott and its shareowners. The board conducted this evaluation for 2011 and determined not to make changes to the leadership structure.

Shareowner Communications

We seek to maintain a transparent and accessible exchange of information with all of our shareowners and other stakeholders with regard to our business and performance, subject to the requirements of all applicable laws and any other limitations of a legal or contractual nature. In addition to our timely and continuous disclosure obligations under applicable law, we regularly distribute information to our shareowners and the investment community through conferences, webcasts made available to the public and press releases. Shareowners and other interested parties are invited to communicate with one or more of our directors, including the Lead Independent Director or with our non-management directors as a group, by sending a letter to the attention of the directors, or any one of them, c/o Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634 or by sending an e-mail to Cottboard@cott.com. The letter or e-mail should indicate that you are a Cott shareowner or your other interest in Cott. Unless the letter or e-mail contains unsolicited advertising material, it will be forwarded to the director or directors to whom it is addressed (or, if it is not directed toward a specific director, to our Chairman).

Composition of the Board

Our articles of amalgamation permit a minimum of three and a maximum of 15 directors. The size of the board is currently set at 11 members, a number that the board considers to be adequate given our size and the nature of our shareowner constituency.

Board members are encouraged to attend each annual meeting of shareowners. All of our directors attended the 2011 annual meeting in person, except for George Burnett.

Independence of the Board

The only nominee for director who is not independent is Mr. Fowden, our Chief Executive Officer. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular for further discussion of the board’s determinations as to independence. Mr. Rosenfeld serves as our Lead Independent Director.

At all meetings of the board and committees of the board, any non-management board member may request that all members of management, including management directors, be excused so that any matter may be discussed without any representative of management being present. The non-management directors, all of whom are independent, meet independently of management as part of each regularly scheduled meeting of the board. In addition, directors who have a material interest in a transaction or agreement are required to disclose the interest to the board and to refrain from voting on the matter, and they do not participate in discussions relating to the transaction or agreement.

Each of the Compensation Committee, the Corporate Governance Committee and the Audit Committee is comprised entirely of independent directors. The board oversees the establishment and function of all committees, the appointment of committee members and their conduct. The board has considered the independence of each of its members for purposes of the rules of the NYSE and, where applicable, NI 58-101. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular.

Board Committees

The board has the following standing committees: Corporate Governance Committee, Audit Committee and Compensation Committee. The charters of these committees are available on our website, www.cott.com. From time to time, the board may form additional committees in its discretion.

Corporate Governance Committee

Members: Eric Rosenfeld (Chair), David T. Gibbons, Stephen Halperin, Andrew Prozes, Mark Benadiba

The board has determined that each member of the Corporate Governance Committee is independent within the meaning of the rules of the NYSE and NI 58-101. The Corporate Governance Committee is responsible for developing and monitoring our approach to corporate governance issues in general. Specifically, the Corporate Governance Committee is responsible for:

•	developing and maintaining a set of corporate governance principles applicable to Cott and monitoring, on behalf of the board of directors, Cott’s approach to corporate governance issues,

•	reviewing periodically and recommending changes to the governing documents and the mandates of the board committees,

•	establishing and articulating qualifications and other selection criteria for the members of the board or any board committee,

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advising the board of directors regarding the appropriate number of directors, and identifying and recommending the nomination of new members to the board and its committees from time to time and nominees for each annual meeting of shareowners (and as such functions as a nominating committee),

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in the event that a director’s principal employment responsibilities change (except for internal promotions within his or her organization) and that director tenders his or her resignation from the board as required pursuant to the Corporate Governance Guidelines, recommend to the board whether or not such resignation should be accepted,

•	advising the board with respect to the board’s leadership structure and the positions held by the members of the board,

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ensuring that management develops, implements and maintains appropriate orientation and education programs for directors and schedules periodic presentations for directors to ensure they are aware of major business trends and industry and corporate governance practices,

•	developing and recommending to the board of directors for approval an annual self-evaluation process of the board and its committees (including each member thereof) and management,

•	monitoring the quality of the relationship between management and the board and recommending any areas for improvement,

•	reporting on corporate governance as required by all applicable public disclosure requirements,

•	reviewing and assessing annually Cott’s Corporate Governance Guidelines,

•	reviewing and, as appropriate, modifying the Code of Business Conduct and Ethics, and pre-approving any request for a waiver of such Code,

•	reviewing all related party transactions, whether or not reportable pursuant to applicable securities laws and regulations,

•	reviewing on an at least an annual basis the way in which Cott’s corporate governance is being evaluated by relevant external organizations and publications,

•	being responsible for those matters assigned to it under Cott’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers,

•	reviewing and reassessing the adequacy of the Corporate Governance Committee’s charter annually and recommending any proposed changes to the board for approval, and

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reviewing and assessing the Corporate Governance Committee’s own performance on an annual basis and reporting regularly to the board regarding the results of the Corporate Governance Committee’s activities.

In selecting candidates for the board, the Corporate Governance Committee applies a number of criteria, including:

•	each director should be an individual of the highest character and integrity,

•	each director should have sufficient experience to enable the director to make a meaningful contribution to the board and to Cott,

•	each director should have sufficient time available to devote to our affairs in order to carry out his or her responsibilities as a director,

•	each person who is nominated as an independent director should meet all of the criteria established for independence under applicable securities or stock exchange laws, rules or regulations,

•	whether the residency of the nominee will impact residency and qualification requirements under applicable legislation relating to the composition of the board and its committees, and

•	whether the person is being nominated, or is precluded from being nominated, to fulfill any contractual obligation we may have.

In addition to the factors considered above, the Corporate Governance Committee also considers how a nominee will contribute to the diversity of the board, which is measured by a number of factors, including professional background, education, race, gender, and residence (subject to any applicable law or regulation).

The Corporate Governance Committee considers suggestions as to nominees for directors from any source, including any shareowner. Shareowners wishing to suggest a candidate for a director should write to our Secretary no later than November 30, 2012 at our executive office and include:

•	a statement that the writer is a shareowner and is proposing a candidate for consideration by the Corporate Governance Committee,

•	the name and contact information for the candidate,

•	a statement of the candidate’s business and educational experience,

•	information regarding each of the factors listed above, other than those in respect of board size and composition, to enable the committee to evaluate the candidate,

•	a statement detailing the relationship between the candidate and us or any of our customers, suppliers or competitors,

•	detailed information about any relationship or understanding between the writer and the proposed candidate, and

•	a statement that the candidate is willing to be considered as a candidate and willing to serve as a director if nominated and elected.

The Corporate Governance Committee conducts assessments of the board and its committees at least annually. Directors are required to complete an evaluation of the performance of the board, its committees and directors, which are then reviewed by the Corporate Governance Committee, and conclusions and recommendations resulting therefrom are reported to the full board.

New directors are provided with material respecting Cott and attend information sessions and plant tours with management in order to familiarize themselves with the business. They also meet with company representatives to review the mandates and roles of the board and its committees, as well as applicable corporate policies. Directors regularly meet with management to discuss corporate developments and participate in plant tours from time to time. In addition, directors are provided with materials concerning matters to be discussed at an upcoming meeting prior to the meeting.

The Corporate Governance Committee may from time to time engage outside advisors to assist in identifying and evaluating potential nominees to the board.

The Corporate Governance Committee met four times in 2011.

Audit Committee

Members: Graham W. Savage (Chair), George Burnett, Gregory Monahan

The Audit Committee reports directly to the board. Each member has been determined by the board to be independent within the meaning of the rules of the NYSE and Rule 10A-3 of the Exchange Act.

The Audit Committee, on behalf of the board, oversees the integrity of our annual and interim consolidated financial statements, compliance with applicable legal and regulatory requirements, significant financial reporting issues, the internal audit function, the annual independent audit of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal auditors and independent auditor and is responsible for satisfying itself that we have implemented appropriate systems of internal controls. The Audit Committee reviews the terms of engagement and proposed overall scope of the annual audit with management and the independent auditor. See “Independent Registered Certified Public Accounting Firm—Audit Committee Report” on page 59 of this proxy circular.

The Audit Committee is also tasked with fulfilling the board’s oversight role with respect to risk management.

The Audit Committee operates pursuant to a written charter that was approved and adopted by the board on March 7, 2001 and most recently updated in February 2010, the text of which is set out in Appendix B. Each member of the Audit Committee is financially literate. Additionally, the board has determined that Mr. Savage qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. The Audit Committee met eight times in 2011.

Human Resources and Compensation Committee

Members: Andrew Prozes (Chair), Betty Jane Hess, Mario Pilozzi

The board has determined that each member of the Compensation Committee is independent within the meaning of the rules of the NYSE and NI 58-101. See “Certain Relationships and Related Transactions” on page 16 of this proxy circular. The Compensation Committee’s mandate includes:

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recommending to the independent members of the board the annual compensation of the Chief Executive Officer, including base salary, incentive bonus structure, targets, pay-out levels, long-term incentive awards and perquisites,

•	establishing the annual compensation of our executive officers, other than the Chief Executive Officer,

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periodically reviewing with the board and approving short-term and long-term incentive compensation programs and equity-based plans, including general plan administration such as determining eligibility, setting targets, and, in the event of a change of control, determining whether to accelerate vesting,

•	reviewing and recommending to the board the remuneration to be paid to members of the board, and

•	evaluating whether and to what extent Cott’s compensation policies or practices create incentives that affect risk taking.

The Compensation Committee also is responsible for reviewing and reporting annually to the board of directors on our organizational structure and ensuring that an appropriate succession plan for the Chief Executive Officer and our executive officers has been developed. The Compensation Committee met five times in 2011.

In determining the amount of compensation for directors, the Compensation Committee reviews industry publications and trends provided by Cook to determine the appropriate level of compensation. The Compensation Committee then reports its findings and makes recommendations to the board of directors for approval.

In 2011, the Compensation Committee continued to retain Cook as its sole independent compensation consultant. Cook only performs work for and reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. Cook provided recommendations to the Compensation Committee on the competiveness and appropriateness of all elements of executive compensation, including the Chief Executive Officer’s compensation. Cook did not provide any additional services to the board or management. Cott paid Cook $47,335 for services rendered during 2011.

For more information regarding the function of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 18 of this proxy circular.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2011 an employee, or is or ever has been an officer, of Cott or its subsidiaries. No executive officer of Cott served as a director or a member of the Compensation Committee of another company, one of whose executive officers served as a member of Cott’s board of directors or Compensation Committee.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Approval of Appointment of Independent Registered Certified Public Accounting Firm

At the meeting you will be asked to approve the appointment of PricewaterhouseCoopers LLP, as our independent registered certified public accounting firm for the 2012 fiscal year. A majority of the votes cast must be in favor of this resolution in order for it to be approved. PricewaterhouseCoopers LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favor of this action.

We recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

Principal Accounting Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services performed by PricewaterhouseCoopers LLP for us for 2011 and 2010 were as follows:

	Fees ($)
	2011	2010
Audit Fees (including out-of-pocket expenses)	2,541,575	2,830,000
Audit-Related Fees	222,000	470,221
Tax Fees	96,390	140,249
All Other Fees	2,700	2,400

Total	2,862,665	3,442,870

Audit Fees

Audit fees are those for services related to the audit of our annual financial statements for inclusion in our Annual Report on Form 10-K for the 2011 and 2010 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years.

Audit-Related Fees

Audit-related fees for the 2011 and 2010 fiscal years consisted primarily of audits of employee benefit plans, due diligence pertaining to business combinations, and other audit-related services.

Tax Fees

Tax fees in 2011 and 2010 consisted of tax compliance services and advice.

All Other Fees

All Other Fees for 2011 and 2010 consist of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

In engaging Cott’s independent registered certified public accounting firm, the Audit Committee considers the following guidelines:

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For audit services, the independent auditor is to provide the Audit Committee with an engagement letter for each fiscal year outlining the scope of the audit services proposed to be performed. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee. The independent auditor is to submit an audit services fee proposal for approval by the Audit Committee.

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For non-audit services, management and the independent auditor will periodically submit to the Audit Committee for approval in advance a description of particular non-audit services. Management and the independent auditor will each confirm to the Audit Committee that each proposed non-audit service is permissible under applicable legal requirements. The Audit Committee must approve permissible non-audit services in order for us to engage the independent auditor for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this process.

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If management proposes that the Audit Committee engage the independent auditor to provide a non-audit service that is not contemplated or approved by the Audit Committee pursuant to the process outlined above, management will submit the request to the Audit Committee. Our management and the independent auditor will each confirm to the Audit Committee that such non-audit service is permissible under all applicable legal requirements. Management will also provide an estimate of the cost of such non-audit service. The Audit Committee must approve the engagement for the non-audit service and the fees for such service prior to our engagement of the independent auditor for the purposes of providing such non-audit service.

Any amendment or modification to an approved permissible non-audit service must be approved by the Audit Committee or the chair of the Audit Committee prior to the engagement of the auditor to perform the service.

Our audit-related fees, tax fees, and all other fees in 2011 were pre-approved by the Audit Committee. The Audit Committee has determined that the provision of the non-audit services for which these fees were rendered is compatible with maintaining the independent auditor’s independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP as Cott’s independent registered public accounting firm for the fiscal year ending December 29, 2012. One or more representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cott’s audit financial statements. The Audit Committee reviewed with the independent auditor its judgment as to the quality, not just the acceptability, of Cott’s accounting principles and such other matters as the Audit Committee and the auditor are required to discuss under generally accepted auditing standards, in particular those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380,

as adopted by the Public Company Accounting Oversight Board in Rule 3200T). The Audit Committee also reviewed with management and PricewaterhouseCoopers LLP the critical accounting policies underlying Cott’s financial statements and how these policies were applied to the financial statements.

The Audit Committee received the written disclosures and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the auditor the auditor’s independence from Cott and management. Additionally, the Audit Committee has considered the compatibility of non-audit services with the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in Cott’s annual report on Form 10-K for the year ended December 31, 2011 for filing with the U.S. Securities and Exchange Commission.

GRAHAM SAVAGE, CHAIR

GREGORY MONAHAN

GEORGE BURNETT

February 28, 2012

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareowners with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy circular in accordance with the compensation disclosure rules of the SEC. Consistent with our shareowners’ preference expressed in voting at the 2011 annual meeting of shareowners, the board determined that an advisory vote on the compensation of our named executive officers will be conducted every year. The next advisory vote on the frequency of an advisory vote on executive compensation will take place at the 2017 annual meeting of shareowners.

As described in detail under the heading “Compensation Discussion and Analysis,” beginning on page 18 of this proxy circular, we seek to closely align the interests of our named executive officers with the interests of our shareowners. Our compensation programs are designed to reward executives based on the achievement of both individual and corporate performance targets, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In considering our executive compensation program for 2011, we believe our shareowners will find the following developments important:

•

In 2011, we awarded a combination of performance-based restricted share units and time-based restricted share units to our named executive officers, other than our Chief Executive Officer, comprised 75% of performance-based restricted share units and 25% of time-based restricted share units. Our Chief Executive Officer was awarded only performance-based restricted share units. All of these performance-based restricted share units vest at the end of 2013 based upon the achievement of a specific level of cumulative pre-tax income over a three-year period. By linking our long-term incentives to three-year financial results, we hope to closely align our named executive officers’ incentives with the long-term interests of shareowners. All of these time-based restricted share units vest at the end of 2013. For grants in 2012, the Compensation Committee has granted to each named executive officer, including the Chief Executive Officer, a combination of time-based restricted share units, stock options and performance-based restricted share units to further align the compensation practices of Cott with that of its peer group.

•

In 2011, as a result of Cott’s improved operating performance and achievement of individual performance goals, and after a review of peer group and market data and the results of annual performance reviews, the Compensation Committee determined to increase the base salary for 2011 for each of our named executive officers to better align the base salary and total compensation for such named executive officers with the 50th percentile of executives performing similar functions in the competitive market. The Compensation Committee has continued to limit the perquisites available to our named executive officers to an annual executive physical examination and a car allowance for certain named executive officers.

•

The board adopted a clawback policy to allow the board of directors to recoup any excess incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of a financial statement of Cott, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws of the United States. The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and shareowners.

The changes we made to our compensation programs for fiscal year 2011 build upon our compensation framework and overall compensation philosophy. Features of this framework include:

•

A “no-hedging” policy that prohibits our directors, named executive officers, and other key executive officers from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities.

•

A policy prohibiting employees and directors, including named executive officers, from engaging in any short-term, speculative transactions involving Cott securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options.

•

Share ownership guidelines that require our directors, named executive officers, and other key employees to hold a certain amount of Cott shares, with the amount set at a particular multiple of base salary.

•

The Compensation Committee’s continued engagement of an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

•

The continued administration of a robust risk management program, which includes our Compensation Committee’s oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

We believe our executive compensation program was instrumental in helping us achieve strong financial performance in fiscal 2011. Key highlights of our fiscal 2011 performance include the following:

•	We successfully completed the formal integration of Cliffstar, which we acquired in August 2010, into our operations;

•

We reported revenues of $2,335 million in 2011, an increase of 29% from $1,803 million in 2010; assuming that we owned Cliffstar for the entire 2010 fiscal year, our 2010 pro forma revenue would have increased by $404 million to $2,207 million. Our 2011 revenue showed an increase of $128 million, or 6%, from the pro forma 2010 results;

•

We reported filled beverage case volumes of 959.4 million, an increase of 15% from 831.8 million in 2010; assuming that we owned Cliffstar for the entire 2010 fiscal year, our 2010 pro forma volume would have increased by 103 million cases to 934.8 million cases. Our 2011 volumes showed an increase of 24.6 million cases, or 3%, from the pro forma 2010 results; and

•

We continued to generate solid cash flow, generating free cash flow of $115 million from net cash provided by operating activities of $164 million less $49 million in capital expenditures in 2011 (free cash flow is net cash provided by operating activities, less capital expenditures).

For these reasons, the board is asking shareowners to vote to support our pay practices.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy circular in accordance with the compensation disclosure rules of the SEC. Although the vote we are asking you to cast is advisory and non-binding, our board and the Compensation Committee value the views of our shareowners and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cott benefits from constructive dialogue with our shareowners, and while we will continue to reach out to our shareowners on these and other important issues, we also encourage our shareowners to contact us. Shareowners who wish to communicate with our board should refer to “Shareowner Communications” on page 53 in this proxy circular for additional information on how to do so.

The text of the resolution is as follows:

“Be it resolved as a resolution of the shareowners that the Company’s shareowners hereby approve, on an advisory basis, the compensation paid to Cott Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The board unanimously recommends a vote “FOR” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy circular. Because the vote on executive compensation is advisory, there is technically no minimum vote requirement for that proposal. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast by shareowners that are present or represented and entitled to vote at the meeting. Unless a proxy specifies that the shares it represents should abstain from voting or vote against the resolution set out above, the persons named in the enclosed proxy intend to vote in favor of the resolution.

ADDITIONAL INFORMATION

Information about Cott

Upon request to our Secretary you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our 2011 audited financial statements, and additional copies of this document. Copies of these documents may also be obtained on our website at www.cott.com, on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com and on the EDGAR website maintained by the SEC at www.sec.gov.

In addition, we have made available on our website our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, as well as the charters of each of our Compensation Committee, Corporate Governance Committee and Audit Committee. Copies of any of these documents are available in print to any shareowner upon request to our Secretary.

Important Notice Regarding Availability of Proxy Materials for the

Annual Meeting of Shareowners to be held on May 1, 2012:

The Notice of Annual Meeting, Proxy Circular and our 2011 Annual Report on Form 10-K are available electronically at http://www.cott.com/for-investors/financial-information/proxy-statement.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of our proxy circular or annual report may have been sent to multiple shareowners in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: Cott Corporation, 5519 West Idlewild Avenue, Tampa, Florida, U.S.A. 33634, Attention: Investor Relations Department; telephone number (813) 313-1786. If you want to receive separate copies of the annual report and proxy circular in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Approval

Cott’s board of directors has approved the contents and sending of this proxy circular.

MARNI MORGAN POE
Vice President, General Counsel and Secretary

March 30, 2012

APPENDIX A

COTT CORPORATION (the “Corporation”)

MANDATE OF THE BOARD OF DIRECTORS

Purpose:

The purpose of this mandate is to set out the responsibilities of the Board of Directors of the Corporation. The Board of Directors is committed to fulfilling its statutory mandate to supervise the management of the business and affairs of the Corporation with the highest standards of ethical conduct and in the best interests of the Corporation. The Board approves the strategic direction of the Corporation and oversees the performance of the Corporation’s business and management. The management of the Corporation is responsible for presenting strategic plans to the Board for review and approval and for implementing the Corporation’s strategic direction.

This mandate should be read in conjunction with the Corporate Governance Guidelines of the Corporation which set out additional responsibilities of the Board of Directors and contain guidelines pertaining to, inter alia, board size, selection, expectations, committees and meetings.

Responsibilities:

1.	To the extent feasible, the Board of Directors shall satisfy itself as to the integrity of the Chief Executive Officer and other senior officers and that the Chief Executive Officer and other senior officers create a culture of integrity throughout the Corporation.

2.	Review and approve the annual operating plan (including the capital budget), strategic plan (which takes into account, among other things, the opportunities and risks facing the Corporation’s business) and business objectives of the Corporation that are submitted by management and monitor the implementation by management of the strategic plan. During at least one meeting each year, the Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation expects to face in the future.

3.	Identify and review the principal business risks of the Corporation’s business and oversee, with the assistance of the Audit Committee, the implementation and monitoring of appropriate risk management systems and the monitoring of risks.

4.	Ensure, with the assistance of the Corporate Governance Committee, the effective functioning of the Board of Directors and its committees in compliance with the corporate governance requirements of stock exchange listing rules and applicable law, and that such compliance is reviewed periodically by the Corporate Governance Committee.

5.	Develop the Corporation’s approach to corporate governance. The Corporate Governance Committee shall develop a set of corporate governance principles and guidelines that are specifically applicable to the Corporation. The Board of Directors shall review and approve the principles and guidelines applicable to the Corporation and its officers, directors, and employees, including the Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics.

6.	Satisfy itself that internal controls and management information systems for the Corporation are in place, are evaluated as part of the internal auditing process and reviewed periodically on the initiative of the Audit Committee.

7.	Assess the performance of the Corporation’s executive officers, including monitoring the establishment of appropriate systems for succession planning as set forth in the Corporate Governance Guidelines of the Corporation (including appointing, training and monitoring senior management) and for periodically monitoring the compensation levels of such executive officers based on determinations and recommendations made by the Human Resources and Compensation Committee.

8.	Ensure that the Corporation has in place a policy for effective communication with shareowners, other stakeholders and the public generally.

A-1

9.	Review and, where appropriate approve, the recommendations made by the various committees of the Board of Directors, including, without limitation, to: select nominees for election to the Board of Directors; appoint directors to fill vacancies on the Board of Directors; appoint and replace, as applicable, the chairman, the lead independent director, the members of the various committees of the Board of Directors and the chair of each such committee; and, establish the form and amount of director compensation.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation and its affiliates, the authority and responsibility for managing the business of the Corporation in a manner consistent with the standards of the Corporation.

The Chief Executive Officer shall seek the advice and, in appropriate situations, the approval of the Board of Directors with respect to extraordinary actions to be undertaken by the Corporation, including those that would make a significant change in the financial structure or control of the Corporation, the acquisition or disposition of any significant business, the entry of the Corporation into a major new line of business or transactions involving related parties.

Measures for Receiving Shareowner Feedback:

The Corporation shall provide a mechanism for receiving feedback from shareowners regarding its publicly disseminated materials and otherwise. The Board of Directors, upon recommendation of the Corporate Governance Committee, will adopt specific procedures for permitting shareowner feedback and communication with the Board of Directors.

Expectations of Directors:

The Board of Directors shall develop and update, in conjunction with the Corporate Governance Committee, specific expectations of directors and such expectations shall be set out in the Corporate Governance Guidelines of the Corporation.

Annual Evaluation:

At least annually, the Board of Directors through the Corporate Governance Committee shall, in a manner the Board of Directors determines to be appropriate:

•

Conduct a review and evaluation of the performance of the Board of Directors and its members, its committees and their members, including the compliance of the Board of Directors with this mandate and of the committees with their respective charters.

•	Review and assess the adequacy of this mandate on an annual basis.

February 2012

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APPENDIX B

COTT CORPORATION (the “Corporation”)

AUDIT COMMITTEE (the “Committee”)

CHARTER

Purpose:

The Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling the oversight responsibilities it has with respect to: (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Corporation’s internal auditors and independent auditor.

Committee Authority and Responsibilities:

To fulfill its responsibilities and duties, the Committee shall:

Meetings

1.	Report regularly to the Board by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality and integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Corporation’s independent auditor, and the performance of the internal auditors.

2.	Meet as often as it determines necessary, but not less frequently than quarterly. The Committee shall meet separately in person or telephonically, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meeting shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

Financial Statement and Disclosure Matters

3.	Meet to review and discuss the annual audited financial statements with management and the independent auditor, including the Corporation’s specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

4.	Meet to review and discuss the quarterly financial statements with management and the independent auditor prior to filing its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.	Discuss with management and the independent auditor significant financial accounting and reporting issues, complex or unusual transactions and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

6.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

7.	Prepare the audit report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy circular and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

8.	Discuss with management the Corporation’s earnings press releases (including the use of any “pro forma” or “adjusted” non-GAAP information) prior to the public disclosure thereof by the Corporation, as well as financial information and earnings guidance provided to analysts and rating agencies.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation’s financial statements.

10.	Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

11.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Corporation’s Form 10-K.

Oversight of the Corporation’s Risk Management Function

12.	Oversee the risk management activities of the Corporation, which will include holding periodic discussions with management regarding the Corporation’s guidelines and policies with respect to risk assessment, risk management, and major strategic, financial and operational risk exposures such as fraud, environmental, competitive and regulatory risks. The Committee shall receive regular reports regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks.

Oversight of the Corporation’s Relationship with the Independent Auditor

13.	Subject to compliance with the requirements of applicable laws, the Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor and advisors retained by the Committee (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Committee.

14.	Before the engagement of the independent auditor and at least annually thereafter, review and discuss with the independent auditor the independent auditor’s written communications to the Committee regarding the relationships between the auditor and the Corporation that, in the auditor’s professional judgment, may reasonably be thought to bear on its independence and affirming in writing to the Committee that the auditor is independent.

15.	Review with the independent auditor any audit problems or difficulties and management’s response. This review should include a discussion of (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information, and (b) any significant disagreements with management. The Committee may review, as it deems appropriate, (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise) (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

16.	Subject to compliance with the requirements of applicable law, the Committee shall set clear hiring policies for employees or former employees and partners or former partners of the current and former independent auditor.

17.	The Committee shall, at least annually, obtain and review a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

18.	Based on the above mentioned report, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, and select the Corporation’s auditor for the next year, subject to shareholder ratification. In this evaluation, the Committee shall (i) consider whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence, (ii) evaluate the lead partner of the independent auditor’s team and make sure that there is a regular rotation of the lead partner, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm on a regular basis, (iii) evaluate the independent auditor’s team and make sure that there is a regular rotation in compliance with applicable laws, and (iv) take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

19.	The Committee shall review and discuss quarterly reports from the independent auditor (required by Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”)) on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

20.	The Chair of the Committee shall be permitted to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor; provided that any such pre-approvals shall be subject to ratification by the Committee at its next meeting. This permission is also subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

21.	Meet with the independent auditor prior to the audit to review and discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

22.	The senior internal audit executive will report directly to the Chair of the Committee and administratively on a dotted line to the Corporation’s Chief Financial Officer. The Committee will review and advise on the selection and removal of the senior internal audit executive.

23.	Review the significant reports to management prepared by the internal audit department and management’s responses.

24.	Periodically review, with the independent auditor, the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

25.	Periodically review, with the senior internal audit executive, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

26.	Annually, review and recommend changes (if any) to the internal audit charter.

Compliance Oversight Responsibilities

27.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29.	Periodically review and discuss with management, the internal auditors, and the independent auditor the overall adequacy and effectiveness of the Corporation’s legal, regulatory and ethical compliance programs, including the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers. The Committee shall periodically receive from management confirmation of its compliance with material legal and regulatory compliance requirements. The Committee shall advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics and Code of Ethics for Senior Officers.

30.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

31.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies and internal controls.

32.	It is understood that in order to properly carry out its responsibilities, the Committee shall have the authority, without seeking Board approval and to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Corporation and to any advisors employed by the Committee, as well as the funding levels for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership and Evaluation:

33.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect annually from among its members a committee to be known as the Audit Committee to be composed of at least three independent directors, none of whom shall (a) accept directly or indirectly from the Corporation or any subsidiary of the Corporation any consulting, advisory or other compensatory fee or (b) be affiliated with the Corporation or (c) be officers or employees of the Corporation or of any of its affiliates, or have been an officer or employee of the Corporation, any of its affiliates or the independent auditor in the three years prior to being appointed to the Committee or (d) be an immediate family member of any of these persons.

34.	Each member of the Committee shall meet the independence, experience and financial literacy requirements of any stock exchange upon which the Corporation’s stock is listed from time to time and in accordance with applicable law, including applicable listing standards. At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission).

35.	Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service on more than two other audit committees would not impair such member’s ability to effectively serve on the Committee. If such a determination is made, it must be disclosed in the Corporation’s annual proxy circular.

36.	A majority of the members of the Committee shall constitute a quorum. No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference whereby each participant has the opportunity to speak to and hear one another) or by a resolution in writing signed by all the members of the Committee. Polling of Committee members in lieu of a meeting is not permitted.

37.	Each member of the Committee shall hold such office until the next annual meeting of shareholders after election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a member of the Committee as soon as such member ceases to be a director or otherwise ceases to be qualified to be a member of the Committee.

38.	Upon the recommendation of the Corporate Governance Committee, the Board shall elect a member of the Committee to act as Chair (the “Chair”). The Chair will appoint a secretary who will keep minutes of all meetings (the “Secretary”), which shall be circulated to members of the Board upon completion. The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chair.

39.	The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

40.	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

41.	The Committee shall review and reassess the adequacy of this Charter periodically, at least on an annual basis, as conditions dictate. The Committee shall annually review and assess the Committee’s own performance.

Disclosure

This charter shall be made available on the Corporation’s website.

Interpretations and Determinations

The Committee and the Board shall have the power and authority to interpret this charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

Limitation of Audit Committee’s Role

It is not the duty of the Committee to prepare financial statements, to plan or conduct audits or to determine that the Corporation’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Cott Corporation

6525 Viscount Road Mississauga, Ontario, Canada L4V1H6 www.cott.com	5519 West Idlewild Avenue Tampa, Florida U.S.A. 33634

	9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class	123
	Holder Account Number
	C1234567890	X X X
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This Form of Proxy is solicited by and on behalf of management and the board of directors.

Notes to proxy

1.   Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.   If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.   This proxy should be signed in the exact manner as the name appears on the proxy.

4.   If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder.

5.   The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, however, if you do not specify how to vote in respect of any matter, your proxyholder is entitled to vote your shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized a director or officer of Cott Corporation to act as your proxyholder, this proxy will be voted as recommended by management. In particular, if your proxy does not specify how to vote, this proxy will be voted:

•    FOR the nominees listed in resolution number 1. Election of Directors,

•    FOR the approval of the appointment of Cott’s independent registered public accounting firm set out in resolution number 2. Approval of Appointment of Independent Registered Public Accounting Firm, and

• FOR the approval of our executive compensation by non-binding advisory vote set out in resolution number 3. Advisory Vote on Executive Compensation.

6.   This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof.

7.   This proxy should be read in conjunction with the accompanying documentation provided by management.

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Proxies submitted must be received by 5:00 p.m. (local time in Toronto, Ontario, Canada) on April 27, 2012.

THANK YOU

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.	•	Go to the following web site: www.investorvote.com	• You can enroll to receive future securityholder communications electronically by visiting www.computershare.com/eDelivery and clicking on “eDelivery Signup”.
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    123456789012345

00VESB

+	MR SAM SAMPLE	C1234567890 XXX 123	+

This Form of Proxy is solicited by and on behalf of management and the board of directors.
Appointment of Proxyholder I/We being shareowner(s) of Cott Corporation hereby appoint: David T. Gibbons, Chairman, or failing him, Marni Morgan Poe, Vice-President, General Counsel & Secretary	OR	Print the name of the person you are appointing if this person is someone other than the Chairman or Secretary as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) at the Annual Meeting of shareowners of Cott Corporation to be held at the Toronto Marriott Airport Hotel, Salon F, 901 Dixon Road, Toronto, Ontario, Canada, on Tuesday, May 1, 2012 at 8:30 a.m. (local time in Toronto, Ontario, Canada), and at any continuation of the meeting after an adjournment thereof. Discretionary authority is hereby conferred with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting and at any continuation of the meeting after an adjournment thereof. As of March 20, 2012, management is not aware of any such amendments, variations or other matters to be presented at the meeting.

1. Election of Directors The proposed nominees named in the accompanying Proxy Circular are:

01. Mark Benadiba; 02. George A. Burnett; 03. Jerry Fowden; 04. David T. Gibbons; 05. Stephen H. Halperin; 06. Betty Jane Hess;

07. Gregory Monahan; 08. Mario Pilozzi; 09. Andrew Prozes; 10. Eric Rosenfeld; 11. Graham Savage

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FOR all nominees listed above:	☐

FOR all nominees listed above other than:	☐	Please specify the name of the individual(s) from whom you wish to withhold your vote:

WITHHOLD vote for all nominees listed above:	☐

2. Approval of Appointment of Independent Registered Public Accounting Firm	For	☐	Against	☐	Withhold	☐
Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3. Advisory Vote on Executive Compensation
Approval, on a non-binding advisory basis, of the compensation of Cott’s named executive officers.	For	☐	Against	☐	Withhold	☐

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by management.

Signature(s)
Date

Interim Financial Statements Request		Annual Financial Statements Request
In accordance with Canadian securities regulations, shareowners may elect to receive interim financial statements, if they so request. Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then it will be assumed you do NOT want to receive interim financial statements and the accompanying Management’s Discussion and Analysis.	☐	Mark this box if you would NOT like to receive annual financial statements and accompanying Management’s Discussion and Analysis by mail. If you do not mark this box, or do not return this PROXY, then the annual financial statements and accompanying Management’s Discussion and Analysis will continue to be sent to you.	☐

If you are not mailing back your proxy, you may register online to receive the above financial statement(s) by mail at www.computershare.com/mailinglist.

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